3Q 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION NYSE:ARE

ALEXANDRIA®

THIRD QUARTER ENDED SEPTEMBER 30, 2015

Cambridge

Mission Bay/SoMa

New York City

San Diego

Unique Collaborative Science and Technology Campuses in Urban Innovation Clusters

WWW.ARE.COM

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015

CONFERENCE CALL INFORMATION:

Tuesday, November 3, 2015
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 795-3648 or (719) 325-4783
Confirmation Code: 7276381

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®

ALEXANDRIA CENTER® AT KENDALL SQUARE, 50 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015

ALEXANDRIA®

BEST-IN-CLASS, UNIQUE URBAN OFFICE REIT

Collaborative science and technology campuses in AAA urban innovation cluster locations

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Class A assets

Internal growth drivers

Favorable NNN lease structure with annual rent escalations

Rental rate growth on leasing activity

Visible multiyear external growth pipeline

Disciplined allocation of capital and prudent management of balance sheet

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Unique underwriting expertise and experience enable Alexandria to prudently underwrite client tenants and strategically capitalize on industry trends

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Unique business strategy drives high-quality growth in cash flows, FFO per share, and NAV per share and increasing common stock dividends

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Best-in-class transparency, quality, and efficiency of disclosures and reporting

NAREIT Investor CARE Award
2015
Alexandria Real Estate Equities, Inc.
GOLD
Award Winner

COMMUNICATIONS & REPORTING EXCELLENCE

53% Of ARE's Total ABR — Investment-Grade Client Tenants

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015

Table of Contents
September 30, 2015

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 6 of the earnings press release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	i

Alexandria Real Estate Equities, Inc.
Reports

Third Quarter Ended September 30, 2015
Financial and Operating Results

Sales of Partial Interests in Core Assets at 4.5% and 4.8% Cash Cap Rates to
High-Quality Institutional Investor

FFO Per Share, as Adjusted – Basic and Diluted, of $1.33 for 3Q15, up 9.9% over 3Q14
EPS – Diluted of $0.46 for 3Q15, up 17.9% over 3Q14
Total Revenues of $218.6 Million for 3Q15, up 17.8% over 3Q14

PASADENA, Calif. – November 2, 2015 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the third quarter ended September 30, 2015.

Joel S. Marcus, chairman, chief executive officer and founder of Alexandria Real Estate Equities, Inc., stated, “Our best-in-class team delivered another strong quarter of financial and operating results,” including the following key highlights:

•	Executed agreement for the sales of partial interests in Class A facilities to TIAA-CREF with closings in 4Q15:

•	4.8% cash cap rate on sale of 49.9% interest in 1500 Owens Street located in our Mission Bay submarket for a sale price of $73.4 million;

•	4.5% cash cap rate on sale of 70% interest in 225 Binney Street located in our Cambridge submarket for a sale price of $190 million;

•	Highly leased development and redevelopment projects:

•
1.5 million rentable square feet (“RSF”), 89% leased, targeted for completion by 4Q16 (weighted toward 4Q16), will generate $75 to $80 million of incremental annual net operating income (“NOI”) upon stabilization;

•	1.8 million RSF, 71% leased, targeted for completion in 2017 and 2018, will generate $105 to $110 million of incremental annual NOI upon stabilization;

•	Funds from operations (“FFO”) per share – diluted, as adjusted, for 3Q15 of $1.33, up 9.9%, compared to $1.21 for 3Q14;

•	Same property NOI growth of 1.1% and 4.8% (cash basis) for 3Q15, compared to 3Q14;

•	Executed leases for 1,021,756 RSF and 3,959,804 RSF during 3Q15 and YTD 3Q15, respectively, highest nine-month leasing volume in the Company’s 20-year history;

•	Rental rate increases of 17.5% and 8.8% (cash basis) for 3Q15 lease renewals and re-leasing of space aggregating 456,602 RSF (included in the 1,021,756 RSF above); and

•
Common stock dividend for 3Q15 of $0.77 per common share, up 5 cents, or 7%, over 3Q14; continuation of strategy to share growth in cash flows from operating activities with our shareholders while also importantly retaining capital for reinvestment.

Sales of partial interest in two core real estate assets at 4.5% and 4.8% cash cap rates:

•	In July and October 2015, we executed agreements for the sales of partial interests in two Class A facilities to TIAA-CREF, with closings in 4Q15:

Property	Submarket	Interest To Be Sold	RSF	Sales Price	Cash Cap Rate
225 Binney Street	Cambridge	70%	305,212	$190,110	4.5%
1500 Owens Street	Mission Bay	49.9%	158,267	73,353	4.8%
			463,479	$263,463	4.6%
Refer to our dispositions section for information on additional asset sales expected in 4Q15.

Results

•	FFO attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted, as adjusted:

•	$1.33 per share for 3Q15, up 9.9%, compared to $1.21 per share for 3Q14

•	$3.91 per share for YTD 3Q15, up 9.5%, compared to $3.57 per share for YTD 3Q14

•	$95.0 million for 3Q15, up $9.0 million, or 10.4%, compared to $86.1 million for 3Q14

•	$280.0 million for YTD 3Q15, up $26.3 million, or 10.4%, compared to
$253.7 million for YTD 3Q14

•	Investment income of $5.4 million, or $0.08 per share, included gross investment gains of $8.7 million, primarily from the sale of two publicly traded securities.

•	Net income attributable to Alexandria’s common stockholders – diluted:

•	$32.7 million, or $0.46 per share, for 3Q15, compared to
$27.6 million, or $0.39 per share, for 3Q14

•	$81.7 million, or $1.14 per share, for YTD 3Q15, compared to
$88.3 million, or $1.24 per share, for YTD 3Q14

Core operating metrics

•	Total revenues:

•	$218.6 million for 3Q15, up $33.0 million, or 17.8%, compared to
$185.6 million for 3Q14

•	$619.5 million for YTD 3Q15, up $81.3 million, or 15.1%, compared to
$538.2 million for YTD 3Q14

•	NOI, including our share of unconsolidated joint ventures:

•	$151.2 million for 3Q15, up $23.0 million, or 17.9%, compared to
$128.2 million for 3Q14

•	$430.4 million for YTD 3Q15, up $54.5 million, or 14.5%, compared to
$375.9 million for YTD 3Q14

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	1

Third Quarter Financial and Operating Results
September 30, 2015

Core operating metrics (continued)

•	Occupancy for operating properties in North America of 96.2% as of 3Q15

•	53% of our total annualized base rent (“ABR”) generated from investment-grade client tenants

•	Same property NOI growth:

•	1.1% and 4.8% (cash basis) increase for 3Q15, compared to 3Q14

•	1.2% and 5.6% (cash basis) increase for YTD 3Q15, compared to YTD 3Q14

•	Operating margins at 69% for 3Q15

•	Adjusted EBITDA margins at 65% for 3Q15

•	Executed leases for 1,021,756 RSF during 3Q15:

•	253,108 RSF to bluebird bio, Inc., representing 99% of our 60 Binney Street development project under construction in our Cambridge submarket in Greater Boston

•	150,000 RSF to Pinterest, Inc., representing 100% of phase one of the recently acquired near-term development project at 505 Brannan Street in our SoMa submarket in San Francisco

•	78,916 RSF renewal with UMass Memorial Realty, Inc. at 306 Belmont Street in our Route 495/Worcester submarket in Greater Boston

•	60,917 RSF renewal with Vertex Pharmaceuticals Incorporated at 245/275 Armand Frappier Boulevard in our Canadian submarket

•	50,231 RSF leased and delivered to The Children’s Hospital Corporation at 360 Longwood Avenue in our Longwood Medical Area submarket in Greater Boston

•	17.5% and 8.8% (cash basis) rental rate increases on lease renewals and re-leasing of space aggregating 456,602 RSF

•	Executed leases for 3,959,804 RSF for YTD 3Q15, highest nine-month leasing volume in the Company’s 20-year history

•	19.6% and 10.6% (cash basis) rental rate increases on lease renewals and re-leasing of space aggregating 1,729,239 RSF

External growth: development and redevelopment projects under construction and acquisitions

Highly leased development and redevelopment projects under construction

•	Highly leased development and redevelopment projects:

•	1.5 million RSF, 89% leased, targeted for completion by 4Q16 (weighted toward 4Q16), will generate $75 to $80 million of incremental annual NOI upon stabilization

•	1.8 million RSF, 71% leased, targeted for completion in 2017 and 2018, will generate $105 to $110 million of incremental annual NOI upon stabilization

•	3Q15 key development projects placed into service include:

•
62,490 RSF, including 30,408 RSF to Eli Lilly and Company and 30,408 RSF to Galderma Laboratories, L.P. (a wholly-owned subsidiary of Nestle S.A.), at our 430 East 29th Street development in our Manhattan submarket in New York City

•	50,231 RSF to The Children’s Hospital Corporation at our 360 Longwood Avenue development in our Longwood Medical Area submarket in Greater Boston

•	3Q15 commencements of development and redevelopment projects, including:

•	431,483 RSF development project at 100 Binney Street in our Cambridge submarket; 98% leased/negotiating, including 58% leased to Bristol-Myers Squibb Company

•	304,326 RSF redevelopment project at 10290 Campus Point Drive in our University Town Center submarket, acquired in July 2015 for $105.0 million; 100% leased to Eli Lilly and Company

•	300,000 RSF development project at 510 Townsend Street in our SoMa submarket; 100% leased to Stripe, Inc.

•	162,156 RSF redevelopment project at 9625 Towne Centre Drive in our University Town Center submarket

•	59,000 RSF redevelopment project at 11 Hurley Street, in our Cambridge submarket, acquired in September 2015 for $5.9 million; 100% under negotiation

Acquisitions

•
In July and September 2015, we acquired 10290 Campus Point Drive and 11 Hurley Street, respectively. We commenced conversion of these buildings into office/laboratory space through redevelopment in 3Q15.

Balance sheet

•
In October 2015, closed a secured construction loan with aggregate commitments available for borrowing aggregating $350.0 million, for our 98% leased development project at 50/60 Binney Street in our Cambridge submarket, which bears interest at a rate of LIBOR+150 bps

•	$855 million of liquidity as of 3Q15; $1.2 billion of liquidity as of 3Q15 on a pro forma basis for the available borrowings under the construction loan noted immediately above

•	$10.8 billion total market capitalization as of September 30, 2015

•	13% of gross investments in real estate in value-creation pipeline (74% of pipeline undergoing construction) as of 3Q15, with a target range from 10% to 15% as of 4Q16

•	7.4x net debt to adjusted EBITDA – 3Q15 annualized; with target of less than 7.0x by 4Q15

•	3.5x fixed charge coverage ratio – 3Q15 annualized

•	Limited debt maturities through 2018; well-laddered maturity profile

•
Executed additional interest rate swap agreements in 3Q15, with an aggregate notional amount of $750 million, to increase notional hedged variable-rate debt to a minimum of $1.1 billion and $650 million during 2016 and 2017, respectively

•	24% unhedged variable-rate debt as a percentage of total debt as of 3Q15, with a target of less than 15% by 4Q15

LEED statistics

•	56% of our total ABR will be generated from LEED projects upon completion of our in-process projects

Other subsequent events

•	In October 2015, we repaid a $76 million secured note payable with an effective interest rate of 5.73%

•
In October 2015, we executed an agreement for the sale of 75/125 Shoreway Road in our Palo Alto/Stanford Research Park submarket in San Francisco to a high-quality institutional investor at a sales price of $38.5 million and a cash capitalization rate of 5.8%; with closing in 4Q15

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	2

Guidance
September 30, 2015
(Dollars in thousands, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ending December 31, 2015. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 6.

Summary of Key Changes in Guidance		Description
FFO per share – diluted	+ $0.01
•    Midpoint of range increased by $0.01 to $5.25 and narrowed range from six cents to two cents. Projected FFO per share up $0.05 over initial 2015 guidance, representing aggregate growth of 9.4% over 2014 FFO per share.

Sources of capital:	Midpoint
Incremental debt	$(36,000)
Remainder/asset sales	(70,000)	• Reduction in projected asset sales resulting from reduction in 2015 projected construction spending, described below.
Net decrease in sources of capital	$(106,000)

Uses of capital:
Construction	$(90,000)
•    Reduction in projected construction spending for 2015 since initial guidance in December 2014 primarily due to conservative forecasting on the timing of lease-up and commencement of construction related to over 2.3 million RSF of development and redevelopment projects.

Other	(16,000)
Decrease in uses of capital	$(106,000)

EPS and FFO Per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share	$1.46 to $1.48
Add: depreciation and amortization	3.68
Add: impairment of real estate	0.20
Other	(0.02)
FFO per share	$5.32 to $5.34
Less: investment income for 3Q15 (1)	(0.08)
FFO per share, as adjusted	$5.24 to $5.26

	2015 Guidance
Key Assumptions	Low	High
Occupancy percentage for operating properties in North America as of December 31, 2015	96.9%	97.4%

Same Property performance:
NOI increase	0.5%	2.5%
NOI increase (cash basis)	5.0%	7.0%

Lease renewals and re-leasing of space:
Rental rate increases	14.0%	17.0%
Rental rate increases (cash basis)	8.0%	10.0%

Straight-line rent revenue	$47,000	$52,000
General and administrative expenses	$55,000	$59,000
Capitalization of interest	$35,000	$45,000
Interest expense	$106,000	$116,000

Key Credit Metrics	Actual 3Q15	2015 Guidance
Net debt to Adjusted EBITDA – 4Q annualized	7.4x	less than 7.0x
Fixed-charge coverage ratio – 4Q annualized	3.5x	3.0x to 3.5x
Value-creation pipeline as a percentage of gross investments in real estate as of period end	13%	12% to 15%

	YTD 3Q15	2015 Guidance
Key Sources and Uses of Capital	Completed	Low	High
Sources of capital:
Net cash provided by operating activities after dividends	$95,000	$115,000	$135,000
Incremental debt (2)	553,000	154,000	84,000
Remainder/asset sales (see next page)	94,000	650,000	750,000
Total sources of capital	$742,000	$919,000	$969,000

Uses of capital:
Construction	$358,000	$535,000	$585,000
Acquisitions	384,000	384,000	384,000
Total uses of capital	$742,000	$919,000	$969,000

Incremental debt:
Issuance of unsecured senior and other notes payable	$82,000	$370,000	$450,000
Borrowings under existing secured construction loans	47,000	80,000	130,000
Repayments of secured notes payable	(12,000)	(61,000)	(137,000)
Activity on unsecured senior line of credit/other	436,000	(235,000)	(359,000)
Incremental debt	$553,000	$154,000	$84,000

(1)
Investment income for the three months ended September 30, 2015, of $5.4 million, or $0.08 per share, included gross investment gains of $8.7 million, primarily from the sale of two publicly traded securities.

(2)	2015 guidance range reflects a reduction in incremental debt from asset sales.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	3

Dispositions and Other Sources of Capital for 2015
September 30, 2015
(Dollars in thousands)

Property – Market/Submarket	Number of Operating Properties	Square Feet	Interest Sold/Subject to Sale	NOI (1)	Cash NOI (1)	Cash Capitalization Rate	Actual/Estimated Sales Price
Completed YTD 3Q15
661 University Avenue – Canada/Toronto	1	N/A	100%	$(1,363)	$(135)	N/A	$54,104
270 Third Street – Greater Boston/Cambridge	—	N/A	100%	—	—	N/A	25,477
Other	2	196,859	100%	(595)	(595)	N/A	14,335
Completed YTD 3Q15				$(1,958)	$(730)	N/A	$93,916

Under contract
225 Binney Street – Greater Boston/Cambridge (2)	1	305,212	70%	$9,320	$8,650	4.5%	$190,110
1500 Owens Street – San Francisco/Mission Bay (3)	1	158,267	49.9%	4,169	3,524	4.8	73,353
75/125 Shoreway Road – San Francisco/Palo Alto/Stanford Research Park	1	82,874	100%	2,616	2,231	5.8	38,500
Under contract				$16,105	$14,405	4.8%	$301,963

Dispositions completed and under contract							$395,879

Projected remainder/asset sales (4)

Partial interest in core property/core-like properties (4)	TBD	TBD	70% to 100%	TBD	TBD	4.5% to 6.0%	305,000 (4)

Total dispositions completed and other sources of capital for 2015							$650,000	to	$750,000

(1)
Annualized NOI for the quarter ended prior to the date of sale. Cash NOI excludes straight-line rent. NOI and sales price related to sale of less than 100% of the property represents the proportional interest of the total property.

(2)	In July 2015, we executed an agreement to sell an interest in 225 Binney Street to a high-quality institutional investor.

(3)
In October 2015, we executed an agreement to sell an interest in 1500 Owens Street to a high-quality institutional investor. Due diligence is expected to be completed by the buyer on or around November 4, 2015.

(4)
We have several properties targeted for sale, including the sale of a partial interest in one high-value core property that by itself will meet the remainder/asset sales goal of $305 million. We also continue to pursue the sale of 500 Forbes Boulevard located in our South San Francisco submarket.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	4

Key NAV Consideration
September 30, 2015

KEY NAV CONSIDERATION FOR RECENTLY COMPLETED DEVELOPMENT AT 75/125 BINNEY STREET, CAMBRIDGE, MA

POTENTIAL UNDERSTATEMENT OF NAV
PRO FORMA
DISCOUNT
12/31/14
CIP
100% Leased
9/30/15
In-Service
20% Cash Rent
9/30/15
Valuation

INCREMENTAL NAV FOR CASH NOI VALUATION MODELS

Delivered 99% leased on March 24, 2015 and cash rents commenced immediately; $30 million annual rent consisted of 80% straight-line rent and 20% cash rent; 42% of property is subleased on a 10-year term to IBM Watson Health

1.5 years of free rent are spread over first two years of 15-year lease

Full cash rents of $30 million per year, or $76.50 per RSF, begin on April 1, 2017

POTENTIAL UNDERSTATEMENT OF NAV

12/31/14 NAV is typically discounted CIP balance prior to in-service delivery

9/30/15 Cash NOI / Cap. Rate significantly undervalues property due to only 20% of cash rent in place today

PRO FORMA NAV CALCULATION

9/30/15 Full Cash NOI / Cap. Rate = NAV Valuation

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	5

Earnings Call Information and About the Company
September 30, 2015

We will host a conference call on Tuesday, November 3, 2015, at 3:00 p.m. Eastern Time (“ET”)/ noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the third quarter ended September 30, 2015. To participate in this conference call, dial (877) 795-3648 or (719) 325-4783 and confirmation code 7276381 shortly before 3:00 p.m. ET/noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, November 3, 2015. The replay number is (888) 203-1112 or (719) 457-0820, and the confirmation code is 7276381.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2015, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2015q3.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president and chief financial officer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered and self-managed urban office real estate investment trust (“REIT”) uniquely focused on collaborative science and technology campuses in AAA innovation cluster locations with a total market capitalization of $10.8 billion as of September 30, 2015, and an asset base of 31.5 million square feet, including 19.9 million RSF of operating properties and development and redevelopment projects under construction, as well as an additional 11.6 million square feet of near-term and future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

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This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2015 earnings per share attributable to Alexandria’s common stockholders – diluted, 2015 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, a favorable capital market environment, performance of our operations in areas such as current and future development and redevelopment projects being placed into service, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	6

Consolidated Statements of Income
September 30, 2015
(In thousands, except per share amounts)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Revenues:
Rental	$155,311	$151,805	$143,608	$140,873	$137,718	$450,724	$403,280
Tenant recoveries	56,119	49,594	48,394	45,282	45,572	154,107	128,198
Other income	7,180	2,757	4,751	2,519	2,325	14,688	6,725
Total revenues	218,610	204,156	196,753	188,674	185,615	619,519	538,203

Expenses:
Rental operations	68,846	62,250	61,223	56,881	57,423	192,319	162,283
General and administrative	15,143	14,989	14,387	13,861	12,609	44,519	39,669
Interest	27,679	26,668	23,236	22,188	20,555	77,583	57,111
Depreciation and amortization	67,953	62,171	58,920	57,973	58,388	189,044	166,123
Impairment of real estate	—	—	14,510	51,675	—	14,510	—
Loss on early extinguishment of debt	—	189	—	—	525	189	525
Total expenses	179,621	166,267	172,276	202,578	149,500	518,164	425,711

Equity in earnings of unconsolidated joint ventures	710	541	574	554	—	1,825	—
Income (loss) from continuing operations	39,699	38,430	25,051	(13,350)	36,115	103,180	112,492

(Loss) income from discontinued operations	—	—	(43)	1,722	(180)	(43)	(489)
Gain on sales of real estate – land parcels	—	—	—	5,598	8	—	805
Net income (loss)	39,699	38,430	25,008	(6,030)	35,943	103,137	112,808
Dividends on preferred stock	(6,247)	(6,246)	(6,247)	(6,284)	(6,471)	(18,740)	(19,414)
Preferred stock redemption charge	—	—	—	(1,989)	—	—	—
Net income attributable to noncontrolling interests	(170)	(263)	(492)	(1,362)	(1,340)	(925)	(3,842)
Net income attributable to unvested restricted stock awards	(623)	(630)	(483)	(489)	(506)	(1,736)	(1,285)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$32,659	$31,291	$17,786	$(16,154)	$27,626	$81,736	$88,267

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.46	$0.44	$0.25	$(0.25)	$0.39	$1.14	$1.25
Discontinued operations	—	—	—	0.02	—	—	(0.01)
Earnings per share – basic and diluted	$0.46	$0.44	$0.25	$(0.23)	$0.39	$1.14	$1.24

Weighted-average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	71,500	71,412	71,366	71,314	71,195	71,426	71,121

Dividends declared per share of common stock	$0.77	$0.77	$0.74	$0.74	$0.72	$2.28	$2.14

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	7

Consolidated Balance Sheets
September 30, 2015
(In thousands)

	9/30/15		6/30/15	3/31/15	12/31/14	9/30/14
Assets
Investments in real estate	$7,654,209		$7,442,875	$7,388,059	$7,226,016	$7,197,630
Cash and cash equivalents	76,383		68,617	90,641	86,011	67,023
Restricted cash	36,993		44,191	56,704	26,884	24,245
Tenant receivables	10,124		9,279	10,627	10,548	10,830
Deferred rent	267,954		257,427	243,459	234,124	225,506
Deferred leasing and financing costs	222,343		210,709	199,576	201,798	199,835
Investments	330,570	(1)	360,614	283,062	236,389	177,577
Other assets	138,768		131,179	133,093	114,266	117,668
Total assets	$8,737,344		$8,524,891	$8,405,221	$8,136,036	$8,020,314

Liabilities, Noncontrolling Interests and Equity
Secured notes payable	$773,619		$771,435	$760,476	$652,209	$636,825
Unsecured senior notes payable	1,747,613		1,747,531	1,747,450	1,747,370	1,747,290
Unsecured senior line of credit	843,000		624,000	421,000	304,000	142,000
Unsecured senior bank term loans	950,000		950,000	975,000	975,000	975,000
Accounts payable, accrued expenses and tenant security deposits	586,594		531,612	645,619	489,085	504,535
Dividends payable	61,340		61,194	58,824	58,814	57,549
Total liabilities	4,962,166		4,685,772	4,608,369	4,226,478	4,063,199

Commitments and contingencies

Redeemable noncontrolling interests	14,218		14,248	14,282	14,315	14,348

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	237,163		237,163	237,163	237,163	250,000
Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	718		717	716	715	714
Additional paid-in capital	3,356,043		3,371,016	3,383,456	3,461,189	3,523,195
Accumulated other comprehensive income (loss)	35,238		83,980	29,213	(628)	(28,711)
Alexandria’s stockholders’ equity	3,759,162		3,822,876	3,780,548	3,828,439	3,875,198
Noncontrolling interests	1,798		1,995	2,022	66,804	67,569
Total equity	3,760,960		3,824,871	3,782,570	3,895,243	3,942,767
Total liabilities, noncontrolling interests and equity	$8,737,344		$8,524,891	$8,405,221	$8,136,036	$8,020,314

(1)	Includes unrealized gains on publicly traded investments aggregating $103.9 million as of September 30, 2015, classified in accumulated other comprehensive income (loss) within stockholders’ equity.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	8

Funds From Operations and Adjusted Funds From Operations
September 30, 2015
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted and adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted. The table below includes our share of consolidated and unconsolidated joint venture amounts.

	Three Months Ended						Nine Months Ended
	9/30/15		6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Net income (loss) attributable to Alexandria’s common stockholders	$32,659		$31,291	$17,786	$(16,154)	$27,626	$81,736	$88,267
Depreciation and amortization	68,398		62,523	59,202	58,302	58,388	190,123	166,123
Impairment of real estate – rental properties	—		—	14,510	26,975	—	14,510	—
Gain on sales of real estate – rental properties (1)	—		—	—	(1,838)	—	—	—
Gain on sales of real estate – land parcels	—		—	—	(5,598)	(8)	—	(805)
Amount attributable to noncontrolling interests/ unvested restricted stock awards:
Net income	793		893	975	1,851	1,846	2,661	5,127
FFO	(1,491)		(1,274)	(1,141)	(2,063)	(2,278)	(3,892)	(5,570)
FFO attributable to Alexandria’s common stockholders – basic and diluted (2)	100,359		93,433	91,332	61,475	85,574	285,138	253,142
Investment income	(5,378)	(3)	—	—	—	—	(5,378)	—
Impairment of real estate – land parcels	—		—	—	24,700	—	—	—
Loss on early extinguishment of debt	—		189	—	—	525	189	525
Preferred stock redemption charge	—		—	—	1,989	—	—	—
Allocation to unvested restricted stock awards	67		(2)	—	(259)	(4)	53	(4)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	95,048		93,620	91,332	87,905	86,095	280,002	253,663
Non-revenue-enhancing capital expenditures:
Building improvements	(2,404)		(2,743)	(2,278)	(1,989)	(2,405)	(7,425)	(5,440)
Tenant improvements and leasing commissions	(5,499)		(6,429)	(5,775)	(5,499)	(1,693)	(17,703)	(9,680)
Straight-line rent revenue	(12,006)		(14,159)	(10,697)	(10,023)	(10,892)	(36,862)	(35,511)
Straight-line rent expense on ground leases	(1,245)	(4)	510	363	657	723	(372)	2,131
Amortization of acquired below-market leases	(3,182)	(5)	(1,006)	(933)	(654)	(757)	(5,121)	(2,191)
Amortization of loan fees	2,657		2,921	2,835	2,822	2,786	8,413	8,090
Amortization of debt (premiums) discounts	(100)		(100)	(82)	17	(36)	(282)	100
Stock compensation expense	5,178		4,054	3,690	4,624	3,068	12,922	9,372
Allocation to unvested restricted stock awards	207		152	118	98	71	476	261
AFFO attributable to Alexandria’s common stockholders – diluted	$78,654		$76,820	$78,573	$77,958	$76,960	$234,048	$220,795

(1)	Gain on sales of real estate – rental properties recognized during 4Q14 is classified in (loss) income from discontinued operations in the consolidated statements of income.

(2)	Calculated in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance.

(3)
Investment income for the three months ended September 30, 2015, of $5.4 million, or $0.08 per share, included gross investment gains of $8.7 million, primarily from the sale of two publicly traded securities.

(4)
Increase in 3Q15 due to the timing of an annual cash payment for one ground lease. Straight-line rent expense related to ground leases is expected to decrease in 4Q15 to a quarterly run rate generally consistent with quarters prior to 3Q15.

(5)
Increase in 3Q15 is primarily related to a below-market lease assumed with the acquisition of 10290 Campus Point Drive in our University Town Center submarket in July 2015. This acquired lease expired in September 2015. We expect amortization of acquired below-market leases to decrease in 4Q15 to a quarterly run rate of approximately $1.0 million.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	9

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
September 30, 2015
(In thousands, except per share amounts)

The following table presents a reconciliation of earnings per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted-average shares used to compute the per share information, refer to the “Definitions and Reconciliations” section in our supplemental information. The table below includes our share of consolidated and unconsolidated joint venture amounts. Amounts allocable to unvested restricted stock awards of approximately one cent per share are not presented separately within the table below.

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.46	$0.44	$0.25	$(0.23)	$0.39	$1.14	$1.24
Depreciation and amortization	0.95	0.87	0.83	0.82	0.81	2.65	2.33
Impairment of real estate – rental properties	—	—	0.20	0.38	—	0.20	—
Gain on sales of real estate – rental properties	—	—	—	(0.03)	—	—	—
Gain on sales of real estate – land parcels	—	—	—	(0.08)	—	—	(0.01)
FFO per share attributable to Alexandria’s common stockholders – basic and diluted (1)	1.41	1.31	1.28	0.86	1.20	3.99	3.56
Investment income (2)	(0.08)	—	—	—	—	(0.08)	—
Impairment of real estate – land parcels	—	—	—	0.34	—	—	—
Loss on early extinguishment of debt	—	—	—	—	0.01	—	0.01
Preferred stock redemption charge	—	—	—	0.03	—	—	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.33	1.31	1.28	1.23	1.21	3.91	3.57
Non-revenue-enhancing capital expenditures:
Building improvements	(0.03)	(0.04)	(0.03)	(0.03)	(0.03)	(0.10)	(0.08)
Tenant improvements and leasing commissions	(0.08)	(0.09)	(0.08)	(0.08)	(0.02)	(0.25)	(0.14)
Straight-line rent revenue	(0.17)	(0.20)	(0.15)	(0.14)	(0.15)	(0.52)	(0.50)
Straight-line rent expense on ground leases	(0.02)	0.01	0.01	0.01	0.01	—	0.03
Amortization of acquired below-market leases	(0.04)	(0.01)	(0.01)	(0.01)	(0.01)	(0.06)	(0.02)
Amortization of loan fees	0.04	0.04	0.03	0.05	0.03	0.12	0.11
Stock compensation expense	0.07	0.06	0.05	0.06	0.04	0.18	0.13
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.10	$1.08	$1.10	$1.09	$1.08	$3.28	$3.10

Weighted-average shares of common stock outstanding for calculating FFO, FFO, as adjusted and AFFO per share attributable to Alexandria’s common stockholders – basic and diluted	71,500	71,412	71,366	71,314	71,195	71,426	71,121

(1)	Calculated in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance.

(2)
Investment income for the three months ended September 30, 2015, of $5.4 million, or $0.08 per share, included gross investment gains of $8.7 million, primarily from the sale of two publicly traded securities.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	10

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2015

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is the largest and leading urban office REIT uniquely focused on collaborative science and technology campuses in AAA innovation cluster locations with a total market capitalization of $10.8 billion as of September 30, 2015, and an asset base of 31.5 million square feet, including 19.9 million RSF of operating properties and development and redevelopment projects under construction, as well as an additional 11.6 million square feet of near-term and future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is known for its high-quality and diverse client tenant base, with approximately 53% of total annualized base rent as of September 30, 2015, generated from investment-grade client tenants – a REIT industry-leading percentage. Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative client tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our client tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s strong underwriting skills and long-term industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies.

Executive/senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key coastal science and technology gateway cities that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our unparalleled expertise, experience, reputation, and key relationships with the real estate, science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive/senior management team, consisting of 22 individuals, averages more than 25 years of real estate experience, including more than 12 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President, Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President, Regional Market Director – Greater Boston
Jennifer J. Banks
General Counsel, Executive Vice President & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer, Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President, Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	12

High-Quality and Innovative Tenants
September 30, 2015

High-Quality Cash Flows from Innovative Client Tenants with
53% of Total ABR from Investment-Grade Client Tenants

High-Quality Client Tenant Base	Diverse Client Tenant Base

(By ABR)	(By ABR)

(1)	Traditional Office and Tech space comprises of 2.2% and 0.8% of ABR, respectively.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	13

Class A Assets in AAA Locations
September 30, 2015

High-Quality Cash Flows from Class A Assets in AAA Locations

Focus in Key Locations

San Francisco
19%
San Diego
16%
New York City
10%
Greater
Boston
35%
5%
Seattle
3%
Research
Triangle Park
8%
Maryland
4%
Other
Submarkets

Class A Assets in AAA locations

75%

of ARE’s Total ABR

% of ARE’s Total ABR

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	14

Solid Occupancy
September 30, 2015

Demand for Class A Assets in AAA Locations Drives Solid Occupancy

Occupancy Across Key Locations as of September 30, 2015

95.7%
100.0%
99.6%
94.9%
98.6%
95.6%
91.6%
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Solid Occupancy (1)

95%

Over 10 Years

(1) Average occupancy of operating properties in North America as of December 31 for the last 10 years.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	15

NAV, FFO, and Common Stock Dividends Per Share
September 30, 2015

Growth in NAV Per Share (1)	Growth in FFO Per Share (2)	Growth in Quarterly Common Stock Dividends Per Share

35% Growth
$74.00
$99.75
January 3, 2014
October 1, 2015

(1)	Based upon Real Estate Securities Monthly by Green Street Advisors Inc.

(2)
2015 projected, as adjusted, excludes investment income of $5.4 million, or $0.08 per share, primarily attributable to gross investment gains of $8.7 million from the sale of two publicly traded securities.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	16

Investor Information
September 30, 2015

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE PRE	Web:	www.are.com

Common stock data (at the end of the quarter unless otherwise noted)
	3Q15	2Q15	1Q15	4Q14	3Q14
Closing stock price	$84.67	$87.46	$98.04	$88.74	$73.75
Dividend per share – quarter/annualized	$0.77/3.08	$0.77/3.08	$0.74/2.96	$0.74/2.96	$0.72/2.88
Dividend payout ratio for the quarter	58%	59%	58%	60%	60%
Dividend yield – annualized	3.6%	3.5%	3.0%	3.3%	3.9%
Common shares outstanding (in thousands)	71,791	71,689	71,545	71,464	71,372
Market value of common shares outstanding (in thousands)	$6,078,535	$6,269,903	$7,014,285	$6,341,704	$5,263,672
Total market capitalization (in thousands)	$10,760,866	$10,733,776	$11,290,054	$10,392,126	$9,147,179

Equity research coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Company
Jamie Feldman / Jeffrey Spector	Sheila McGrath / Nathan Crossett	Anthony Paolone / Gene Nusinzon	David Rodgers / Richard Schiller
(646) 855-5808 / (646) 855-1363	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-1041	(216) 737-7341 / (312) 609-5485

Barclays Capital Inc.	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	Standard & Poor’s
Ross Smotrich	Michael Knott / Kevin Tyler	Richard Anderson / Jieren Huang	Cathy Seifert
(212) 526-2306	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (201) 626-1085	(212) 438-9545

Citigroup Global Markets Inc.	JMP Securities – JMP Group, Inc.	RBC Capital Markets	UBS Securities LLC
Michael Bilerman / Emmanuel Korchman	Peter Martin / Aaron Hecht	Michael Carroll / Rich Moore	Ross Nussbaum / Nick Yulico
(212) 816-1383 / (212) 816-1382	(415) 835-8904 / (415) 835-3963	(440) 715-2649 / (440) 715-2646	(212) 713-2484 / (212) 713-3402

Cowen and Company, LLC
James Sullivan / Tom Catherwood
(646) 562-1380 / (646) 562-1382

Rating agencies
Moody’s Investors Service	Rating	Standard & Poor’s	Rating
Philip Kibel / Merrie Frankel	Baa2	Fernanda Hernandez / Anita Ogbara	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-1347 / (212) 438-5077	Positive Outlook

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	17

Financial and Asset Base Highlights
September 30, 2015
(Dollars in thousands, except for share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Operating data
Total revenues	$218,610	$204,156	$196,753	$188,674	$185,615
Operating margins	69%	70%	69%	70%	69%
Adjusted EBITDA margins	65%	65%	64%	65%	64%
Adjusted EBITDA – quarter annualized	$570,352	$532,904	$507,088	$493,432	$473,884
Adjusted EBITDA – trailing 12 months	$525,944	$501,827	$481,743	$468,492	$457,498
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%	0.7%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.2%	7.2%	7.3%	7.4%	7.4%
Capitalized interest	$8,436	$8,437	$10,971	$11,665	$12,125
Weighted-average interest rate for capitalization of interest during period	3.34%	3.45%	3.54%	3.69%	3.73%

Net income (loss), FFO, and AFFO
Net income (loss) attributable to Alexandria’s common stockholders	$32,659	$31,291	$17,786	$(16,154)	$27,626
FFO attributable to Alexandria’s common stockholders – basic and diluted	$100,359	$93,433	$91,332	$61,475	$85,574
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$95,048	$93,620	$91,332	$87,905	$86,095
AFFO attributable to Alexandria’s common stockholders – diluted	$78,654	$76,820	$78,573	$77,958	$76,960

Per share and dividend data
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.46	$0.44	$0.25	$(0.23)	$0.39
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.41	$1.31	$1.28	$0.86	$1.20
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.33	$1.31	$1.28	$1.23	$1.21
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.10	$1.08	$1.10	$1.09	$1.08
Dividend (common stock)	$0.77	$0.77	$0.74	$0.74	$0.72
Dividend payout ratio (common stock)	58%	59%	58%	60%	60%

Leasing activity and same property performance
Total leasing activity – RSF	1,021,756	1,915,379	1,022,669	581,660	871,416
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	17.5%	14.5%	30.8%	10.1%	18.6%
Rental rate increases (cash basis)	8.8%	7.0%	18.5%	2.4%	5.6%
RSF (1)	456,602	783,042	489,286	318,434	169,248
Same property – percentage change over comparable quarter from prior year:
NOI increase	1.1%	0.5%	2.3%	3.6%	5.0%
NOI increase (cash basis)	4.8%	4.7%	7.8%	6.7%	5.9%

(1) Included in total leasing activity immediately above.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	18

Financial and Asset Base Highlights (continued)
September 30, 2015
(Dollars in thousands, except per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Asset base statistics – at end of period
Number of properties (including unconsolidated joint ventures)	198	194	193	193	194
Rentable square feet (operating properties and development and redevelopment projects under construction)	19,943,739	18,817,923	18,527,998	18,729,282	18,458,379
Total square footage (including near-term and future developable square feet)	31,471,007	31,071,674	30,654,286	31,538,470	31,617,818
ABR per occupied RSF	$39.44	$38.70	$38.67	$37.23	$37.23
Occupancy of operating properties – North America	96.2%	95.9%	96.8%	97.0%	97.3%
Occupancy of operating and redevelopment properties – North America	93.0%	95.9%	95.9%	96.1%	96.3%

Selected balance sheet information – at end of period
Gross investments in real estate	$8,913,949	$8,647,900	$8,541,889	$8,346,261	$8,280,799
Total assets	$8,737,344	$8,524,891	$8,405,221	$8,136,036	$8,020,314
Gross assets	$9,997,084	$9,729,916	$9,559,051	$9,256,281	$9,103,483
Total unsecured debt	$3,540,613	$3,321,531	$3,143,450	$3,026,370	$2,864,290
Total debt	$4,314,232	$4,092,966	$3,903,926	$3,678,579	$3,501,115
Net debt (including our share of unconsolidated joint ventures)	$4,241,840	$4,023,048	$3,797,173	$3,565,684	$3,409,847
Total liabilities	$4,962,166	$4,685,772	$4,608,369	$4,226,478	$4,063,199
Common shares outstanding (in thousands)	71,791	71,689	71,545	71,464	71,372
Total equity capitalization	$6,446,634	$6,640,810	$7,386,128	$6,713,547	$5,646,064
Total market capitalization	$10,760,866	$10,733,776	$11,290,054	$10,392,126	$9,147,179

Key credit metrics
Net debt to Adjusted EBITDA – quarter annualized	7.4x	7.5x	7.5x	7.2x	7.2x
Net debt to Adjusted EBITDA – trailing 12 months	8.1x	8.0x	7.9x	7.6x	7.5x
Fixed-charge coverage ratio – quarter annualized	3.5x	3.4x	3.3x	3.3x	3.3x
Fixed-charge coverage ratio – trailing 12 months	3.4x	3.3x	3.3x	3.3x	3.3x
Unencumbered NOI as a percentage of total NOI	79%	78%	82%	84%	84%

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	19

Key Operating Metrics
September 30, 2015

Favorable Lease Structure		Same Property NOI Increase

1.8%
4.5%
1.2%
5.4%
5.5%
5.6%
2013
2014
3Q15 YTD
2013
2014
3Q15 YTD
Cash Basis

Percentage of triple net leases	96%
Stable cash flows
Percentage of leases containing annual rent escalations	95%
Increasing cash flows
Percentage of leases providing for the recapture of capital expenditures	94%
Lower capex burden

Adjusted EBITDA Margin (1)		Rental Rate Increases: Renewed/Re-leased Space

16.2%
13.3%
19.6%
4.0%
5.4%
10.6%
2013
2014
3Q15 YTD
2013
2014
3Q15 YTD
Cash Basis

65%

(1)	Represents the three months ended September 30, 2015, annualized.

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Same Property Performance
September 30, 2015
(Dollars in thousands)

Same Property Financial Data	3Q15	YTD 3Q15	Same Property Statistical Data	3Q15	YTD 3Q15
Percentage change over comparable period from prior year:			Number of same properties	168	163
NOI increase	1.1%	1.2%	Rentable square feet	14,410,625	13,917,359
NOI increase (cash basis)	4.8%	5.6%	Occupancy – current-period average	93.3%	95.7%
Operating margin	68%	70%	Occupancy – same-period prior year average	94.4%	95.8%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Revenues:
Rental – same properties	$124,947	$125,795	$(848)	(0.7%)	$369,994	$369,100	$894	0.2%
Rental – non-same properties	30,364	11,923	18,441	154.7	80,730	34,180	46,550	136.2
Total rental	155,311	137,718	17,593	12.8	450,724	403,280	47,444	11.8

Tenant recoveries – same properties	48,395	43,121	5,274	12.2	133,114	121,860	11,254	9.2
Tenant recoveries – non-same properties	7,724	2,451	5,273	215.1	20,993	6,338	14,655	231.2
Total tenant recoveries	56,119	45,572	10,547	23.1	154,107	128,198	25,909	20.2

Other income – same properties	304	18	286	1,588.9	337	285	52	18.2
Other income – non-same properties	6,876	2,307	4,569	198.0	14,351	6,440	7,911	122.8
Total other income	7,180	2,325	4,855	208.8	14,688	6,725	7,963	118.4

Total revenues – same properties	173,646	168,934	4,712	2.8	503,445	491,245	12,200	2.5
Total revenues – non-same properties	44,964	16,681	28,283	169.6	116,074	46,958	69,116	147.2
Total revenues	218,610	185,615	32,995	17.8	619,519	538,203	81,316	15.1

Expenses:
Rental operations – same properties	55,278	51,846	3,432	6.6	153,411	145,410	8,001	5.5
Rental operations – non-same properties	13,568	5,577	7,991	143.3	38,908	16,873	22,035	130.6
Total rental operations	68,846	57,423	11,423	19.9	192,319	162,283	30,036	18.5

Our share of NOI from unconsolidated joint ventures:
Joint venture NOI – same properties	—	—	—	—	—	—	—	—
Joint venture NOI – non-same properties	1,397	—	1,397	100.0	3,188	—	3,188	100.0
Our share of NOI from unconsolidated joint ventures	1,397	—	1,397	100.0	3,188	—	3,188	100.0

Net operating income from continuing operations:
NOI – same properties	118,368	117,088	1,280	1.1	350,034	345,835	4,199	1.2
NOI – non-same properties	32,793	11,104	21,689	195.3	80,354	30,085	50,269	167.1
Total NOI from continuing operations	$151,161	$128,192	$22,969	17.9%	$430,388	$375,920	$54,468	14.5%

NOI – same properties	$118,368	$117,088	$1,280	1.1%	$350,034	$345,835	$4,199	1.2%
Less: straight-line rent revenue	(2,306)	(6,369)	4,063	(63.8)	(8,834)	(22,751)	13,917	(61.2)
NOI – same properties (cash basis)	$116,062	$110,719	$5,343	4.8%	$341,200	$323,084	$18,116	5.6%

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Same Property Performance (continued)
September 30, 2015

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and development and redevelopment projects recently placed into service to the extent that those assets were operating for the entirety of the comparable same property periods presented. The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and (ii) the same property performance for the operating portfolio including those redevelopment projects that were either under construction or recently placed into service. Same property performance including redevelopment properties generally would have been higher than our method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to office/laboratory space (with higher NOI) through redevelopment. We believe our method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period

Percentage change in same property NOI over preceding period (cash basis)

NOI Included in All Comparative Periods
	Operating Properties	Recently Placed into Service		Properties Under Construction
Legend — Same Property		Developments	Redevelopments	Development	Redevelopment
As reported	Yes	Yes (1)	Yes (1)	No	No

Operating portfolio	Yes	No	No	No	No

Including redevelopments	Yes	No	Yes	No	Yes

(1)
Development and redevelopment projects recently placed into service are included in the same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2013 are included in 2015 versus 2014 same property performance (as a percentage change over 2014).

The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2015:

Development – under construction	Properties
50/60 Binney Street	2
100 Binney Street	1
510 Townsend Street	1
430 East 29th Street	1
5200 Illumina Way, Building 6	1
3013/3033 Science Park Road	2
400 Dexter Avenue North	1
6040 George Watts Hill Drive	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455/1515 Third Street (unconsolidated joint venture)	2
13

Development – placed into service after January 1, 2014	Properties
75/125 Binney Street	1
499 Illinois Street	1
269 East Grand Avenue	1
3

Redevelopment – under construction	Properties
11 Hurley Street	1
10290 Campus Point Drive	1
9625 Towne Centre Drive	1
3

Redevelopment – placed into service after January 1, 2014	Properties
225 Second Avenue	1
11055/11065/11075 Roselle Street	3
10121 Barnes Canyon Road	1
5

Summary	Properties
Projects under construction:
Development	13
Redevelopment	3
Projects placed into service after January 1, 2014:
Development	3
Development – Asia	2
Redevelopment	5

Acquisitions after January 1, 2014:
3545 Cray Court	1
4025/4031/4045/Sorrento Valley Boulevard	3
640 Memorial Drive	1

Properties “held for sale” in current or preceding periods	4
Total properties excluded from same properties	35

Same properties	163

Total properties for the
nine months ended September 30, 2015	198

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Leasing Activity
September 30, 2015

	Three Months Ended September 30, 2015		Nine Months Ended September 30, 2015			Year Ended December 31, 2014
(Dollars are per RSF)	Including Straight-line Rent	Cash Basis	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	17.5%	8.8%	19.6%		10.6%	13.3%	5.4%
New rates	$34.85	$34.64	$36.13		$36.37	$40.32	$40.73
Expiring rates	$29.66	$31.83	$30.21		$32.87	$35.60	$38.63
Rentable square footage	456,602		1,729,239			1,447,516
Number of leases	32		117			124
Tenant improvements/leasing commissions	$11.82		$10.24			$10.49
Average lease terms	5.2 years		4.8 years			3.5 years

Developed/redeveloped/previously vacant space leased
New rates	$68.18	$64.29	$59.72		$54.30	$40.62	$36.50
Rentable square footage	565,154		2,230,565			1,321,317
Number of leases	17		55			66
Tenant improvements/leasing commissions	$17.38		$19.01			$14.96
Average lease terms	11.5 years		12.2 years			11.5 years

Leasing activity summary (totals):
New rates	$53.29	$51.04	$49.42		$46.47	$40.46	$38.71
Rentable square footage	1,021,756		3,959,804	(2)		2,768,833
Number of leases	49		172			190
Tenant improvements/leasing commissions	$14.89		$15.18			$12.62
Average lease terms	8.7 years		9.0 years			7.3 years

Lease expirations (1)
Expiring rates	$26.84	$28.54	$28.67		$30.94	$33.09	$35.79
Rentable square footage	635,195		2,262,674			1,733,614
Number of leases	45		158			151

(1)	Excludes 16 month-to-month leases for 37,054 RSF and 20 month-to-month leases for 43,672 RSF as of September 30, 2015, and December 31, 2014, respectively.

(2)	During the nine months ended September 30, 2015, we granted tenant concessions/free rent averaging 2.8 months with respect to the 3,959,804 RSF leased.

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Lease Expirations
September 30, 2015

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	ABR of Expiring Leases (per RSF)
2015	20	(1)	232,526	(1)	1.4%	$37.03
2016	80		1,321,642		7.9%	$31.79
2017	81		1,386,364		8.3%	$27.89
2018	86		1,838,064		10.9%	$38.73
2019	68		1,401,460		8.3%	$35.98
2020	65		1,556,981		9.3%	$37.05
2021	43		1,320,614		7.9%	$39.08
2022	27		900,680		5.4%	$34.35
2023	22		1,188,496		7.1%	$37.66
2024	15		830,169		4.9%	$45.26
Thereafter	50		3,704,202		22.0%	$48.00

	2015 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)	2016 RSF of Expiring Leases							ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total (1)		Leased	Negotiating/ Anticipating		Targeted for Redevelopment	Remaining Expiring Leases		Total
Market
Greater Boston	—	34,560	—		4,284	38,844	$46.40	104,369	27,232		—	47,561		179,162	$43.51
San Francisco	87,834	—	—		—	87,834	43.98	726	31,611		—	111,578		143,915	30.75
New York City	—	199	—		9,528	9,727	N/A	—	—		—	5,447		5,447	N/A
San Diego	—	—	48,880	(2)	1,000	49,880	N/A	46,033	158,645	(3)	—	367,013	(4)	571,691	33.90
Seattle	—	27,200	—		1,893	29,093	22.45	2,468	—		—	44,684		47,152	38.79
Maryland	2,109	—	—		3,386	5,495	20.69	16,560	—		—	125,103		141,663	25.74
Research Triangle Park	4,575	—	—		—	4,575	29.03	54,642	—		—	88,383		143,025	23.13
Non-cluster markets	—	—	—		3,009	3,009	14.00	—	346		—	3,508		3,854	20.57
Asia	—	—	—		4,069	4,069	N/A	45,835	35,335		—	4,563		85,733	16.29
Total	94,518	61,959	48,880		27,169	232,526	$37.03	270,633	253,169		—	797,840		1,321,642	$31.79
Percentage of expiring leases	41%	27%	21%		11%	100%		20%	19%		—%	61%		100%

(1)	Excludes 16 month-to-month leases for 37,054 RSF.

(2)	Represents 48,880 RSF at 10151 Barnes Canyon Road. We expect to commence redevelopment of the property into tech office space upon expiration of the acquired in-place lease in 4Q15.

(3)
Represents two leases at 3115/3215 Merryfield Row with contractual expirations in January and August 2016, respectively, at an average annualized base rent of $26.62 per square foot. We are in negotiations with a high-quality client tenant for approximately 155,000 RSF of build-to-suit space at the ARE Spectrum campus.

(4)
Includes 125,409 RSF leased to Eli Lilly and Company at 10300 Campus Point Drive with a contractual expiration in 4Q16. This client tenant will relocate and expand into 304,326 RSF at our recently acquired redevelopment project at 10290 Campus Point Drive project.

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Top 20 Client Tenants
September 30, 2015
(Dollars in thousands)

		Remaining Lease Term in Years (1)	Aggregate RSF		ABR	Percentage of Aggregate ABR	Investment-Grade Ratings
	Client Tenant						Fitch	Moody’s	S&P
1	Novartis AG	2.2	693,480		$33,524	5.4%	AA	Aa3	AA-
2	ARIAD Pharmaceuticals, Inc.	14.5	386,111	(2)	29,994	4.8	—	—	—
3	Illumina, Inc.	14.4	595,886		25,452	4.1	—	—	BBB
4	New York University	15.0	209,224		19,897	3.2	—	Aa3	AA-
5	Eli Lilly and Company	7.3	287,527		19,341	3.1	A	A2	AA-
6	Roche	5.0	343,472		16,490	2.7	AA	A1	AA
7	Dana-Farber Cancer Institute, Inc.	14.8	203,090		15,038	2.4	—	A1	—
8	United States Government	9.6	263,147		14,778	2.4	AAA	Aaa	AA+
9	Celgene Corporation	6.5	361,071		14,770	2.4	—	Baa2	BBB+
10	FibroGen, Inc.	8.1	234,249		14,278	2.3	—	—	—
11	Amgen Inc.	8.0	401,623		14,260	2.3	BBB	Baa1	A
12	Biogen Inc.	12.6	313,872		13,735	2.2	—	Baa1	A-
13	Massachusetts Institute of Technology	4.1	208,274		10,971	1.8	—	Aaa	AAA
14	Bristol-Myers Squibb Company	3.4	251,316		10,743	1.7	A-	A2	A+
15	The Regents of the University of California	8.0	230,633		10,354	1.7	AA	Aa2	AA
16	The Scripps Research Institute	2.4	218,031		10,023	1.6	AA-	Aa3	—
17	GlaxoSmithKline plc	3.8	208,394		9,510	1.5	A+	A2	A+
18	Sanofi	5.9	179,697		8,084	1.3	AA-	A1	AA
19	Alnylam Pharmaceuticals, Inc.	6.0	129,424		7,314	1.2	—	—	—
20	Sumitomo Dainippon Pharma Co., Ltd.	7.5	106,232		6,501	1.0	—	—	—
	Total/weighted-average	8.6	5,824,753		$305,057	49.1%

(1)	Based on percentage of aggregate annualized base rent in effect as of September 30, 2015.

(2)
In August 2015, ARIAD Pharmaceuticals, Inc. (“ARIAD”) entered into a sublease with IBM Watson Health, a digital health venture of the International Business Machines Corporation (“IBM”), under which, IBM will sublease approximately 163,186 RSF at 75 Binney Street for an initial lease term of 10 years. IBM holds investment-grade ratings of A+ (Fitch), Aa3 (Moody’s), and AA- (S&P) and has the option to extend the sublease term through the end of the ARIAD lease, in March 2030, at 75/125 Binney Street.

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Summary of Properties and Occupancy
September 30, 2015

Summary of properties

	RSF					Number of Properties	ABR (Dollars in thousands)		ABR
Market	Operating	Development	Redevelopment	Total	% Total				per RSF (1)
Greater Boston	4,534,155	1,115,637	59,000	5,708,792	28%	44	$218,520	35%	$50.38
San Francisco	2,630,791	722,980	—	3,353,771	17	27	116,017	19	44.10
New York City	744,917	67,912	—	812,829	4	4	58,481	10	78.80
San Diego	3,065,910	358,609	466,482	3,891,001	19	50	99,565	16	34.22
Seattle	746,260	287,806	—	1,034,066	5	11	32,203	5	43.75
Maryland	2,156,196	—	—	2,156,196	11	29	50,249	8	24.37
Research Triangle Park	980,763	61,547	—	1,042,310	5	15	19,444	3	21.65
Canada	322,967	—	—	322,967	2	4	7,768	1	24.21
Non-cluster markets	105,033	—	—	105,033	1	3	1,444	—	19.12
North America	15,286,992	2,614,491	525,482	18,426,965	92	187	603,691	97	41.03
Asia	1,199,714	—	—	1,199,714	6	8	6,887	1	9.66
Subtotal	16,486,706	2,614,491	525,482	19,626,679	98	195	610,578	98	39.58
Properties “held for sale” (2)	317,060	—	—	317,060	2	3	9,271	2	31.63
Total	16,803,766	2,614,491	525,482	19,943,739	100%	198	$619,849	100%	$39.44

(1)	Represents ABR per occupied square foot as of September 30, 2015.

(2)	See page 31 for additional information.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/15		6/30/15	9/30/14	9/30/15	6/30/15	9/30/14
Greater Boston	95.7%	(1)	96.5%	98.6%	94.4%	96.5%	95.7%
San Francisco	100.0		100.0	99.0	100.0	100.0	99.0
New York City	99.6		99.6	98.4	99.6	99.6	98.4
San Diego	94.9	(2)	94.5	97.1	82.4	94.5	96.1
Seattle	98.6		96.0	94.7	98.6	96.0	94.7
Maryland	95.6		93.6	93.8	95.6	93.6	93.8
Research Triangle Park	91.6	(3)	91.0	96.7	91.6	91.0	96.7
Subtotal	96.3	(4)	96.0	97.3	93.1	96.0	96.3
Canada	99.3		99.3	97.6	99.3	99.3	97.6
Non-cluster markets	71.9		68.0	93.9	71.9	68.0	93.9
North America	96.2%	(4)	95.9%	97.3%	93.0%	95.9%	96.3%

(1)
The decline from 3Q14 is primarily driven by a 128,325 RSF full-building lease that expired at 19 Presidential Way in our Route 128 submarket. We are in the process of marketing the property for multi-tenancy office/laboratory use.

(2)	The decline from 3Q14 is primarily driven by expirations of leases at 9363 and 9373 Towne Centre Drive in our University Towne Center submarket. We re-leased approximately 66% of these buildings.

(3)
The decline from 3Q14 is primarily driven by an 81,580 RSF full-building lease that expired at 2525 East NC Highway 54 in our Research Triangle Park submarket. We are in the process of marketing the property for multi-tenancy office/laboratory use.

(4)	See footnotes 1, 2, and 3 above.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	26

Property Listing
September 30, 2015
(Dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	1,361,734	961,960	59,000	2,382,694	10	$74,477	98.9%	94.8%
50/60, 100, 75/125, and 225 Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	70,344	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	8,719	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,717	100.0	100.0
780/790 Memorial Drive	99,658	—	—	99,658	2	6,786	100.0	100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,714	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	3,182,649	961,960	59,000	4,203,609	25	177,377	99.5	97.7
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	259,859	153,677	—	413,536	1	19,010	100.0	100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	8,721	92.2	92.2
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	—	128,325	1	—	—	—
100 Beaver Street	82,330	—	—	82,330	1	3,064	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	—	—	—
225 Second Avenue	112,500	—	—	112,500	1	4,019	100.0	100.0
Route 128	693,307	—	—	693,307	12	15,804	73.8	73.8
Route 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,479	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495/Worcester	398,340	—	—	398,340	6	6,329	100.0	100.0
Greater Boston	4,534,155	1,115,637	59,000	5,708,792	44	$218,520	95.7%	94.4%

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	27

Property Listing (continued)
September 30, 2015
(Dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay
409/499 Illinois Street	455,069	—	—	455,069	2	$26,958	100.0%	100.0%
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,917	100.0	100.0
1500 Owens Street	158,267	—	—	158,267	1	7,276	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	9,900	100.0	100.0
1455/1515 Third Street (unconsolidated joint venture – 51.0% ownership)	—	422,980	—	422,980	2	—	N/A	N/A
Mission Bay	981,074	422,980	—	1,404,054	7	54,051	100.0	100.0
SoMa
510 Townsend Street	—	300,000	—	300,000	1	—	N/A	N/A
SoMa	—	300,000	—	300,000	1	—	—	—
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,271	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,498	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	6,028	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,411	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,313	100.0	100.0
849/863 Mitten Road and 866 Malcolm Road	103,857	—	—	103,857	1	2,839	100.0	100.0
South San Francisco	1,366,791	—	—	1,366,791	15	50,360	100.0	100.0
Palo Alto/Stanford Research Park
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,545	100.0	100.0
Palo Alto/Stanford Research Park	282,926	—	—	282,926	4	11,606	100.0	100.0
San Francisco	2,630,791	722,980	—	3,353,771	27	$116,017	100.0%	100.0%

New York City
Manhattan
Alexandria Center® for Life Science	659,762	67,912	—	727,674	2	$55,436	99.6%	99.6%
430 and 450 East 29th Street
Pennsylvania
102 Witmer Road	50,000	—	—	50,000	1	2,310	100.0	100.0
701 Veterans Circle	35,155	—	—	35,155	1	735	100.0	100.0
Pennsylvania	85,155	—	—	85,155	2	3,045	100.0	100.0
New York City	744,917	67,912	—	812,829	4	$58,481	99.6%	99.6%

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	28

Property Listing (continued)
September 30, 2015
(Dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	—	241,191	4	$7,877	90.3%	90.3%
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	231,526	—	—	231,526	3	8,845	100.0	100.0
10931, 10933, and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Spectrum	261,583	63,000	—	324,583	4	8,719	100.0	100.0
3115/3215 Merryfield Row and 3013/3033 Science Park Road
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,570	100.0	100.0
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
Torrey Pines	923,362	63,000	—	986,362	13	32,838	97.5	97.5
University Town Center
5200 Illumina Way	497,078	295,609	—	792,687	6	19,522	100.0	100.0
Alexandria Center® for Life Science at Campus Pointe	449,759	—	304,326	754,085	2	17,856	100.0	59.6
10290 and 10300 Campus Point Drive
ARE Esplanade	180,208	—	—	180,208	3	6,745	96.5	96.5
4755, 4757, and 4767 Nexus Center Drive
ARE Towne Centre	140,398	—	162,156	302,554	4	1,827	72.0	33.4
9363, 9373, 9393, and 9625 Towne Centre Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,338,953	295,609	466,482	2,101,044	16	48,724	96.6	71.6
Sorrento Mesa
5810/5820 and 6138/6146/6150 Nancy Ridge Drive	160,784	—	—	160,784	3	2,893	78.9	78.9
ARE Portola	105,812	—	—	105,812	3	2,115	70.0	70.0
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (1)	102,392	—	—	102,392	2	1,948	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,239	88.7	88.7
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Mesa	469,049	—	—	469,049	10	10,168	84.4	84.4
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	121,655	—	—	121,655	6	2,798	88.5	88.5
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,542	100.0	100.0
Sorrento Valley	224,766	—	—	224,766	10	5,340	93.7	93.7
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,065,910	358,609	466,482	3,891,001	50	$99,565	94.9%	82.4%

(1) We acquired these properties in 3Q13 with the intent to redevelop them upon the expiration of the in-place leases. In 3Q14, we completed the redevelopment of 53,512 RSF, 100% leased to Outerwall Inc., a high-quality technology client tenant. The remaining 48,880 RSF will undergo conversion into tech office space through redevelopment beginning in 4Q15 upon expiration of the acquired in-place lease.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	29

Property Listing (continued)
September 30, 2015
(Dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Seattle
Lake Union
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1616 Eastlake Avenue East	168,708	—	—	168,708	1	7,934	93.9	93.9
1551 Eastlake Avenue East	117,482	—	—	117,482	1	3,600	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,165	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,618	100.0	100.0
400 Dexter Avenue North	—	287,806	—	287,806	1	—	N/A	N/A
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,133	100.0	100.0
Lake Union	663,339	287,806	—	951,145	8	29,198	98.5	98.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,166	100.0	100.0
Elliott Bay	82,921	—	—	82,921	3	3,005	100.0	100.0
Seattle	746,260	287,806	—	1,034,066	11	$32,203	98.6%	98.6%

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	$12,445	100.0%	100.0%
1330 Piccard Drive	131,511	—	—	131,511	1	3,121	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,948	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,104	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,389	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,312	93.8	93.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,562	95.7	95.7
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	5,430	95.0	95.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard and 19, 20, and 22 Firstfield Road
16020 Industrial Drive	71,000	—	—	71,000	1	1,048	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,019	81.7	81.7
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	826,642	—	—	826,642	13	17,332	95.2	95.2
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,467	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,156,196	—	—	2,156,196	29	$50,249	95.6%	95.6%

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	30

Property Listing (continued)
September 30, 2015
(Dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,417	99.5%	99.5%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,537	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	2,924	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	81,580	—	—	81,580	1	—	—	—
601 Keystone Park Drive	77,395	—	—	77,395	1	1,341	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
6040 George Watts Hill Drive	—	61,547	—	61,547	1	—	N/A	N/A
Research Triangle Park	980,763	61,547	—	1,042,310	15	$19,444	91.6%	91.6%

Canada	322,967	—	—	322,967	4	7,768	99.3	99.3

Non-cluster markets	105,033	—	—	105,033	3	1,444	71.9	71.9

North America	15,286,992	2,614,491	525,482	18,426,965	187	$603,691	96.2%	93.0%

Asia	1,199,714	—	—	1,199,714	8	6,887

Subtotal	16,486,706	2,614,491	525,482	19,626,679	195	$610,578

Properties “held for sale”
500 Forbes Boulevard (South San Francisco)	155,685	—	—	155,685	1	5,540
75/125 Shoreway Road (Palo Alto/Stanford Research Park)	82,874	—	—	82,874	1	2,603
Other	78,501	—	—	78,501	1	1,128
Properties “held for sale” (1)	317,060	—	—	317,060	3	$9,271

Total	16,803,766	2,614,491	525,482	19,943,739	198	$619,849

(1)	Additionally, we have executed contracts for the sales of partial interests in 225 Binney Street and 1500 Owens Street.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	31

Key Real Estate Metrics
September 30, 2015

2015 Disciplined Allocation of Capital (1)	13% of Gross Investments in Real Estate in Value-Creation Pipeline

Torrey Pines/
UTC
23%
Mission Bay/
SoMa
9%
4%
Manhattan
18%
Other
Submarkets
46%
Cambridge

Projects Under Construction
74%
4%
Near-Term Projects in North America
16%
Future Projects in North America
6%
Future Projects in Asia

Highly Leased Development and Redevelopment Projects	Pre-Leased (3) Percentage of Ground-Up Developments Since January 1, 2009
80%	Single-Tenant 100% Pre-leased 2.3M RSF	Multi-Tenant 38% Pre-leased 2.5M RSF
Leased

(1)	Includes actual and projected construction and acquisitions for the year ending December 31, 2015. Refer to page 50 for additional details.

(2)	Upon completion of our in-process LEED certification projects.

(3)	Represents average pre-leased percentage at the time development commenced.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	32

LEED Sustainability
September 30, 2015

Focused on Excellence, Sustainability and Operational Efficiency

56%	ABR From	51	LEED®
	LEED® Projects (1)		Projects (1)

(1)	Upon completion of 20 in-process LEED certification projects

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	33

Investments in Real Estate
September 30, 2015
(Dollars in thousands, except per square foot amounts)

		Investments in Real Estate
		Consolidated	ARE Share of Unconsolidated Joint Ventures	Total		Square Feet
							Unconsolidated Joint Ventures		Per SF (1)
	Page			Amount	%	Consolidated		Total

Rental properties	26	$7,691,115	$69,685	$7,760,800	87%	16,543,907	259,859	16,803,766	$471

Development and redevelopment projects under
construction/construction in progress (CIP):
Development projects under construction	#SectionPage#, #SectionPage#	644,500	96,712	741,212		2,037,834	576,657	2,614,491	337
Redevelopment projects under construction	40	139,931	—	139,931		525,482	—	525,482	266
Development and redevelopment projects under construction/construction in process (CIP)		784,431	96,712	881,143	10	2,563,316	576,657	3,139,973	325

Rental properties and development and redevelopment projects under construction		8,475,546	166,397	8,641,943		19,107,223	836,516	19,943,739	448

Near-term value-creation projects (CIP):	43	47,358	—	47,358	—	1,310,186	—	1,310,186	36

Future value-creation projects:
North America	43	187,313	—	187,313	2	3,797,375	—	3,797,375	49
Asia	53	77,261	—	77,261	1	6,419,707	—	6,419,707	12
		264,574	—	264,574		10,217,082	—	10,217,082	26

Near-term and future value-creation projects		311,932	—	311,932		11,527,268	—	11,527,268	27

Value-creation pipeline		1,096,363	96,712	1,193,075	13	14,090,584	576,657	14,667,241	91

Gross investments in real estate		8,787,478	166,397	$8,953,875	100%	30,634,491	836,516	31,471,007	$294
Equity method of accounting – unconsolidated joint ventures	49	126,471	N/A
Gross investments in real estate – including unconsolidated joint ventures		8,913,949	N/A
Less: accumulated depreciation		(1,259,740)	(1,289)
Investments in real estate		$7,654,209	$165,108

(1)
Items that include our share of unconsolidated joint ventures are not calculated directly from amounts shown on this page. The per square foot amount represents the total cost of our rental properties and development and redevelopment projects under construction, including our partners’ share, divided by the total rentable or developable square feet of the respective property.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	34

Overview of Value-Creation Pipeline
September 30, 2015

Visible Growth Pipeline: Highly Leased Projects to Be Placed into Service by 4Q16
1.5M	89%	$75M – $80M
RSF	Leased	Incremental Annual NOI (1)

	ARE’s Ownership Interest		Total Project
Property Market/Submarket		CIP Square Feet	Square Feet	Leased	Negotiating	Leased/Negotiating	Stabilization Date
Development and redevelopment projects under construction
430 East 29th Street — New York City/Manhattan	100%	67,912	418,639	87%	11%	98%	4Q15
6040 George Watts Hill Drive — Research Triangle Park/RTP	100%	61,547	61,547	100	—	100	1Q16
5200 Illumina Way, Building 6 — San Diego/University Town Center	100%	295,609	295,609	100	—	100	3Q16
50/60 Binney Street — Greater Boston/Cambridge	100%	530,477	530,477	98	—	98	4Q16
3013/3033 Science Park Road — San Diego/Torrey Pines	100%	63,000	165,938	81	—	81	4Q16
360 Longwood Avenue — Greater Boston/Longwood Medical Area	27.5%	153,677	413,536	63	1	64	4Q16
10290 Campus Point Drive — San Diego/University Town Center	100%	304,326	304,326	100	—	100	Late 4Q16
		1,476,548	2,190,072	89	2	91
Near-term development projects
4796 Executive Drive — San Diego/University Town Center	100%	61,755	61,755	100	—	100	4Q16

Total/weighted-average		1,538,303	2,251,827	89%	2%	91%

(1)	Represents incremental annual NOI upon stabilization, including our 27.5% share of the incremental annual NOI from our 360 Longwood Avenue project.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	35

Overview of Value-Creation Pipeline (continued)
September 30, 2015

Visible Growth Pipeline: Highly Leased Projects to Be Placed into Service in 2017 and 2018
1.8M	71%	$105M to $110M
RSF	Leased	Incremental Annual NOI (1)

	ARE’s Ownership Interest	Total Project				Forecast Year of NOI Contribution
Property – Market/Submarket		Square Feet	Leased	Negotiating	Leased/Negotiating	2017	2018	2019
Development and redevelopment projects under construction
400 Dexter Avenue North — Seattle/Lake Union	100%	287,806	56%	23%	79%
510 Townsend Street — San Francisco/SoMa	100%	300,000	100	—	100
100 Binney Street — Greater Boston/Cambridge	100%	431,483	58	40	98
9625 Towne Centre Drive — San Diego/University Town Center	100%	162,156	—	—	—
11 Hurley Street — Greater Boston/Cambridge	100%	59,000	—	100	100
		1,240,445	57%	24%	81%
Near-term development projects
505 Brannan Street — San Francisco/SoMa	100%	150,000	100	—	100
		1,390,445	62%	21%	83%

Development projects under construction
1455/1515 Third Street — San Francisco/Mission Bay	51%	422,980	100	—	100
		1,813,425	71%	16%	87%

Near-term development projects
5200 Illumina Way — San Diego/University Town Center	100%	386,044	—	—	—
10300 Campus Point Drive, Building 2 — San Diego/University Town Center	100%	292,387	—	—	—
East 29th Street — New York City/Manhattan	100%	420,000	—	—	—

Total/weighted-average		2,911,856	44%	10%	54%		Development project
							Redevelopment project
(1)    Represents incremental annual NOI upon stabilization, including our 51% share of the incremental annual NOI from our 1455/1515 Third Street project.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	36

Development Projects Placed into Service
September 30, 2015
(Dollars in thousands)

									Unlevered
	Placed into Service in 3Q15		RSF In Service		% of Project In Service	Total Project			Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property – Market/Submarket	Date	RSF	Prior to 3Q15	Total		Leased/ Negotiating	Investment
Consolidated development projects
430 East 29th Street – New York City/Manhattan	Various	62,490	288,237	350,727	84%	98%	$463,245		7.1%	6.6%	6.5%

Unconsolidated joint venture development projects
360 Longwood Avenue – Greater Boston/Longwood Medical Area	July 2015	50,231	209,628	259,859	63%	64%	$108,965	(1)	8.2%	7.3%	7.8%

(1)	Represents ARE’s investment at completion related to its 27.5% interest in this unconsolidated joint venture. See pages 39 and 49 for additional information.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	37

Development Projects under Construction
September 30, 2015
(Dollars in thousands)

				Leased Status							Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased			Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF		%	RSF	%	RSF	%
Consolidated development projects
430 East 29th Street – New York City/Manhattan	350,727	67,912	418,639	363,710		87%	45,821	11%	409,531	98%	4Q12	4Q13	2015
50/60 Binney Street – Greater Boston/Cambridge	—	530,477	530,477	520,385	(1)	98%	—	—%	520,385	98%	1Q15	4Q16	2016
3013/3033 Science Park Road – San Diego/Torrey Pines	102,938	63,000	165,938	135,002		81%	—	—%	135,002	81%	2Q14	4Q14	2016
5200 Illumina Way, Building 6 – San Diego/University Town Center	—	295,609	295,609	295,609		100%	—	—%	295,609	100%	3Q14	3Q16	2016
6040 George Watts Hill Drive – Research Triangle Park/Research Triangle Park	—	61,547	61,547	61,547		100%	—	—%	61,547	100%	4Q14	1Q16	2016
100 Binney Street – Greater Boston/Cambridge	—	431,483	431,483	252,022		58%	171,853	40%	423,875	98%	3Q15	4Q17	2017
510 Townsend Street – San Francisco/SoMa	—	300,000	300,000	300,000		100%	—	—%	300,000	100%	3Q15	3Q17	2017
400 Dexter Avenue North – Seattle/Lake Union	—	287,806	287,806	161,433		56%	67,122	23%	228,555	79%	2Q15	1Q17	2018
Consolidated development projects	453,665	2,037,834	2,491,499	2,089,708		84%	284,796	11%	2,374,504	95%

	Investment											Unlevered
Property – Market/Submarket			Cost to Complete									Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
			2015			Thereafter
	In Service	CIP	Construction Financing		Internal Funding	Construction Financing		Internal Funding		Total at Completion
Consolidated development projects
430 East 29th Street – New York City/Manhattan	$371,391	$66,494	$—		$25,360	$—			$—		$463,245	7.1%	6.6%	6.5%
50/60 Binney Street – Greater Boston/Cambridge	$—	$256,990	$24,875	(2)	$—	$218,135	(2)		$—		$500,000	8.1%	7.3%	7.4%
3013/3033 Science Park Road – San Diego/Torrey Pines	$54,098	$7,980	$—		$7,768	$—			$34,944		$104,790	7.7%	7.2%	7.1%
5200 Illumina Way, Building 6 – San Diego/University Town Center	$—	$32,937	$—		$16,765	$—			$20,198		$69,900	8.6%	7.0%	8.4%
6040 George Watts Hill Drive – Research Triangle Park/Research Triangle Park	$—	$18,537	$—		$5,534	$—			$1,729		$25,800	8.1%	7.3%	8.1%
100 Binney Street – Greater Boston/Cambridge	$—	$160,605	$—		$12,000	$—		$	TBD	$	TBD	(3)	(3)	(3)
510 Townsend Street – San Francisco/SoMa	$—	$63,542	$—		$6,120	$—			$168,338		$238,000	7.9%	7.0%	7.2%
400 Dexter Avenue North – Seattle/Lake Union	$—	$37,415	$—		$21,578	$—		$	TBD	$	TBD	(3)	(3)	(3)
Consolidated development projects	$425,489	$644,500	$24,875		$95,125	$218,135		$	TBD	$	TBD

(1)
bluebird bio, Inc. has temporarily leased 23,195 RSF at 215 First Street, and will relocate this space to 60 Binney Street upon completion of our development project under construction. Additionally, bluebird bio, Inc. occupies 53,455 RSF at 150 Second Street through December 2022.

(2)
Funding for this project will be provided primarily by a secured construction loan that we closed in October 2015 with aggregate commitments available for borrowing of $350.0 million at a rate of LIBOR+1.50%. We have two, one-year options to extend the stated maturity date to January 28, 2019, subject to certain conditions.

(3)	The design and budget of this project are in process, and the estimated project costs with related yields are expected to be disclosed in the future.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	38

Development Projects under Construction – Unconsolidated Joint Ventures
September 30, 2015
(Dollars in thousands)

				Leased Status						Project Start Date	Initial Occupancy Date		Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Unconsolidated joint venture development projects
360 Longwood Avenue – Greater Boston/Longwood Medical Area	259,859	153,677	413,536	259,859	63%	3,677	1%	263,536	64%	2Q12	3Q14		2016
1455/1515 Third Street – San Francisco/Mission Bay	—	422,980	422,980	422,980	100%	—	—%	422,980	100%	3Q14	2Q/3Q18	(1)	2018	(1)
Unconsolidated joint venture development projects	259,859	576,657	836,516	682,839	82%	3,677	—%	686,516	82%

	Investment
			Cost to Complete							Unlevered (2)
			2015		Thereafter					Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property – Market/Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding		Total at Completion
	In Service	CIP
Unconsolidated joint venture development projects (3)
100% of joint venture: 360 Longwood Avenue – Greater Boston/Longwood Medical Area	$194,617	$115,486	$11,996	$—	$27,901		$—		$350,000
100% of joint venture: 1455/1515 Third Street – San Francisco/Mission Bay (3)	$21,150	$114,118	$—	$5,243	$—	$	TBD	$	TBD

ARE share of unconsolidated joint venture development projects (3)
27.5% of joint venture: 360 Longwood Avenue – Greater Boston/Longwood Medical Area	$58,898	$35,004	$3,299	$249	$7,673		$3,842		$108,965	8.2%	7.3%	7.8%
51.0% of joint venture: 1455/1515 Third Street – San Francisco/Mission Bay	$10,787	$61,708	$—	$3,751	$—	$	TBD	$	TBD	(4)	(4)	(4)
Total ARE share of unconsolidated joint venture development projects	$69,685	$96,712	$3,299	$4,000	$7,673	$	TBD	$	TBD

(1)
Pursuant to the terms of our lease with Uber Technologies, Inc. (“Uber”), contractual rental payments commence in 1Q17. Uber has redesigned the buildings and is in the process of obtaining regulatory approval of their design. As part of these modifications, Uber is expected to make a significant investment in the project. Despite rental payments commencing in 1Q17, we do not expect to recognize rental revenue until we complete the project which is expected to occur around 2Q18/3Q18. We expect to provide an update on our estimated cost at completion and targeted yields in the near future.

(2)
Our projected unlevered initial stabilized yield (cash basis) is based upon our share of the investment in real estate, including costs incurred directly by us outside of the joint venture. Development management fees earned from these development projects have been excluded from our estimate of unlevered yields.

(3)	Refer to page 49 for additional information regarding our unconsolidated joint ventures.

(4)	The design and budget of this project are in process, and the estimated project costs with related yields are expected to be disclosed in the near future.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	39

Redevelopment Projects under Construction
September 30, 2015
(Dollars in thousands)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated redevelopment projects
10290 Campus Point Drive – San Diego/University Town Center	—	304,326	304,326	304,326	100%	—	—%	304,326	100%	3Q15	4Q16	2016
11 Hurley Street – Greater Boston/Cambridge	—	59,000	59,000	—	—%	59,000	100%	59,000	100%	3Q15	1Q17	2017
9625 Towne Centre Drive – San Diego/University Town Center	—	162,156	162,156	—	—%	—	—%	—	—%	3Q15	1Q17	2017
Consolidated redevelopment projects	—	525,482	525,482	304,326	58%	59,000	11%	363,326	69%

	Investment							Unlevered
Property – Market/Submarket			Cost to Complete					Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
	In Service	CIP	2015	Thereafter		Total at Completion
Consolidated redevelopment projects
10290 Campus Point Drive – San Diego/University Town Center	$—	$110,570	$7,504		$122,926		$241,000	7.6%	6.8%	7.0%
11 Hurley Street – Greater Boston/Cambridge	$—	$6,403	$2,496	$	TBD	$	TBD	(1)	(1)	(1)
9625 Towne Centre Drive – San Diego/University Town Center	$—	$22,958	$1,000	$	TBD	$	TBD	(1)	(1)	(1)
Consolidated redevelopment projects	$—	$139,931	$11,000	$	TBD	$	TBD

(1)	The design and budget of this project are in process, and the estimated project costs with related yields are expected to be disclosed in the near future.

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Development Projects under Construction
September 30, 2015

50 Binney Street	60 Binney Street	100 Binney Street
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/Cambridge
274,734 RSF	255,743 RSF	431,483 RSF
Genzyme Corporation/Sanofi	bluebird bio, Inc.	Bristol-Myers Squibb Company

510 Townsend Street	430 East 29th Street	5200 Illumina Way, Building 6
San Francisco/ SoMa	New York City/Manhattan	San Diego/ University Town Center
300,000 RSF	67,912	RSF	(1)	295,609 RSF
Stripe, Inc.	Roche/New York University/Others	Illumina, Inc.

3013/3033 Science Park Road	400 Dexter Avenue North	6040 George Watts Hill Drive
San Diego/ Torrey Pines	Seattle/ Lake Union	Research Triangle Park/RTP
63,000	RSF	(1)	287,806 RSF	61,547 RSF
Celgene Corporation/ The Medicines Company	Juno Therapeutics, Inc.	Fujifilm Diosynth Biotechnologies U.S.A., Inc.

(1)	Represents portion of total project under construction. See page 38 for portion of total project that has been placed into operations.

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Development and Redevelopment Projects under Construction
September 30, 2015

Development Projects under Construction - Unconsolidated Joint Ventures

360 Longwood Avenue	1455/1515 Third Street
Greater Boston/Longwood Medical Area	San Francisco/ Mission Bay
153,677 RSF	422,980 RSF
27.5% Ownership Interest	51% Ownership Interest
Dana-Farber Cancer Institute, Inc./The Children’s Hospital Corporation	Uber Technologies, Inc.

Redevelopment Projects under Construction

11 Hurley Street	10290 Campus Point Drive	9625 Towne Centre Drive
Greater Boston/Cambridge	San Diego/ University Town Center	San Diego/ University Town Center
59,000 RSF	304,326 RSF	162,156 RSF
Under Negotiation	Eli Lilly and Company	Marketing

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	42

Near-Term and Future Value-Creation Development Projects in North America
September 30, 2015
(Dollars in thousands, except per square foot amounts)

			Square Feet
Property – Market/Submarket	Page	Book Value	Value-Creation Project	Embedded Land (1)		Total	Cost Per Square Foot
Near-Term Value-Creation Development Projects – Land undergoing predevelopment activities (CIP)
505 Brannan Street, Phase I – San Francisco/SoMa	44	$24,935	150,000	—		150,000	$166
East 29th Street – New York City/Manhattan	45	—	—	420,000	(2)	420,000	—
5200 Illumina Way – San Diego/University Town Center	46	9,926	386,044	—		386,044	26
10300 Campus Point Drive, Building 2 – San Diego/University Town Center	47	6,530	292,387	—		292,387	22
4796 Executive Drive – San Diego/University Town Center	48	5,967	61,755	—		61,755	97
Near-term value-creation development projects		47,358	890,186	420,000		1,310,186	36

Future Value-Creation Development Projects – Land held for development
Alexandria Technology Square® – Greater Boston/Cambridge		7,790	100,000	—		100,000	78
505 Brannan Street, Phase II – San Francisco/SoMa		12,744	165,000	—		165,000	77
Grand Avenue – San Francisco/South San Francisco (3)		45,056	397,132	—		397,132	113
560 Eccles Avenue – San Francisco/South San Francisco (4)		17,655	144,000	—		144,000	123
ARE Sunrise – San Diego/Torrey Pines		—	—	133,000		133,000	—
1150/1165/1166 Eastlake Avenue East – Seattle/Lake Union (5)		34,079	266,266	—		266,266	128
1818 Fairview Avenue East – Seattle/Lake Union		8,562	188,490	—		188,490	45
Other		61,427	1,967,487	436,000		2,403,487	26
Future value-creation development projects		187,313	3,228,375	569,000		3,797,375	49

Total near-term and future value-creation development projects in North America		$234,671	4,118,561	989,000		5,107,561	$46

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is primarily classified in rental properties.

(2)
We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center® for Life Science pursuant to an option under our ground lease. We have begun discussions regarding this option and the potential to increase the site density beyond 420,000 SF.

(3)	Represents two additional land parcels located adjacent to/surrounding the recently developed 249/259/269 East Grand Avenue campus leased to Amgen Inc. in South San Francisco.

(4)	Represents an additional land parcel located nearby our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

(5)	The cost per square foot for 1165 Eastlake Avenue East includes an existing structure that can substantially be incorporated into the development plans.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	43

Near-Term Value-Creation Development Projects
San Francisco
September 30, 2015

Operating/Development Project	Near-Term/Future Value-Creation Project

505 Brannan Street
San Francisco/SoMa

Background

Alexandria’s acquisition of 505 Brannan Street in April 2015, represents an expansion of our successful Mission Bay science and technology campus into the SoMa submarket. The site is ideally located within close proximity to public transportation. Furthermore, with its highly strategic location at the intersection of Alexandria’s Mission Bay science and technology campus and the SoMa technology district, including the 510 Townsend Street site, this key cluster expansion mirrors the convergence of life science, technology, and healthcare.

Near-Term Opportunity

The first phase of our near-term ground-up development project includes a 150,000 RSF tech office building at 505 Brannan Street that is fully entitled under Proposition M. The site is 100% leased to Pinterest, Inc. and we expect vertical construction to commence in early 2016. We are also pursuing entitlements for a second phase aggregating 165,000 RSF, which will be built on top of the first phase. We expect to disclose the estimated investment and yields upon commencement of each phase of ground-up development.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	44

Near-Term Value-Creation Development Projects
New York City
September 30, 2015

Operating/Development Project	Near-Term Value-Creation Project

Alexandria Center® for Life Science – North Land Parcel
New York City/Manhattan

Background

Alexandria was selected by the City of New York to transform a riverfront parcel into the Alexandria Center® for Life Science, New York City’s first and only world-class life science cluster campus. In 2010, we placed the ground-up development of the East Tower consisting of 309,035 RSF into service. In 4Q12, we commenced ground-up development of the West Tower consisting of 418,639 RSF, and have subsequently placed into service 288,237 RSF, or 69% of the project through 3Q15.

Near-term Opportunity

We hold an option to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center® for Life Science. We have begun discussions with the City of New York regarding this option and the potential to increase the site density beyond 420,000 SF.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	45

Near-Term Value-Creation Development Projects
San Diego
September 30, 2015

Operating/Development Project	Near-Term Value-Creation Project

5200 Illumina Way
San Diego/University Town Center

Background

Alexandria owns and operates the headquarters campus of Illumina, Inc., a leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $31.5 billion as of June 30, 2015. In 4Q15, rent escalations aggregating $2.5 million will drive a significant increase in cash NOI generated by the 497,078 RSF that is in service.
		Building	RSF
	Initial campus	1 - 3	346,581
	Completed developments	4 - 5	150,497
	Operating		497,078
Near-Term Opportunity	Under Construction	6	295,609
Ground-up development of an additional office/laboratory building aggregating 386,044 RSF. Subject to market conditions, we expect to commence development of at least one additional building over the next one to three years as we expect expansion requirements from Illumina, Inc. We also expect to disclose the estimated investment and yields upon commencement of ground-up development.	Future development	TBD	386,044
	Total campus		1,178,731

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	46

Near-Term Value-Creation Development Projects
San Diego
September 30, 2015

Operating/Development/Redevelopment Project	Near-Term Value-Creation Project

Alexandria Center® for Life Science at Campus Pointe
San Diego/University Town Center

Background

The Alexandria Center® for Life Science at Campus Pointe is Alexandria’s flagship multi-tenant office/laboratory campus in the University Town Center submarket of San Diego, consisting of our recently acquired 304,326 RSF redevelopment project at 10290 Campus Point Drive and our aggregate 742,146 RSF campus at 10300 Campus Point Drive.

Near-Term Opportunity

Our 10300 Campus Point Drive campus consists of a 449,759 RSF operating property and 292,387 RSF of near-term development opportunity which we are currently perfecting entitlements. We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

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Near-Term Value-Creation Development Projects
San Diego
September 30, 2015

Operating	Near-Term Value-Creation Project

4796 Executive Drive at ARE Esplanade
San Diego/University Town Center

Background

Alexandria’s Esplanade campus features three single-tenant operating properties located at 4755, 4757, and 4767 Nexus Center Drive, aggregating 180,208 RSF of office/laboratory space in the University Town Center submarket of San Diego.

Near-Term Opportunity

Ground-up development of a build-to-suit building at 4796 Executive Drive will expand the ARE Esplanade footprint by an additional 61,755 RSF. In May 2015, we executed a lease with Otonomy, Inc. for 100% of the building. Subject to final completion of the design and budget for the project, we expect to commence construction in 4Q15. We also expect to disclose investment and yields upon commencement of ground-up development.

Alexandria Real Estate Equities, Inc. All rights reserved. © 2015	48

Unconsolidated Joint Ventures
September 30, 2015
(Dollars in thousands)

	As of September 30, 2015
	360 Longwood Avenue			1455/1515 Third Street		Total ARE Share (1)
	100%		ARE’s 27.5% Share (1)	100%	ARE’s 51% Share (1)
Rental properties	$194,617		$58,898	$21,150	$10,787	$69,685
Construction in progress	115,486		35,004	114,118	61,708	96,712
Gross investments in real estate	310,103		93,902	135,268	72,495	166,397
Less: accumulated depreciation	(2,960)		(997)	(573)	(292)	(1,289)
Investments in real estate	307,143		92,905	134,695	72,203	165,108
Other assets	21,316		6,775	13,639	7,102	13,877
Total assets	$328,459		$99,680	$148,334	$79,305	$178,985

Secured notes payable	$175,326	(3)	$48,215	$—	$—	$48,215
Other liabilities	3,878		1,065	6,327	3,234	4,299
Total liabilities	179,204		49,280	6,327	3,234	52,514
Equity	149,255		50,400	142,007	76,071	126,471
Total liabilities and equity	$328,459		$99,680	$148,334	$79,305	$178,985

	RSF			RSF
Rental properties	259,859			—
Active development (CIP) (4)	153,677			422,980
Total	413,536			422,980

	Three Months Ended September 30, 2015
	360 Longwood Avenue			1455/1515 Third Street		Total ARE Share
	100%	ARE’s 27.5% Share		100%	ARE’s 51% Share
Revenue	$6,148	$1,770	(2)	$208	$105	$1,875
Rental operations	(1,474)	(407)		(142)	(71)	(478)
	4,674	1,363		66	34	1,397
Interest	(877)	(242)		—	—	(242)
Depreciation and amortization	(1,092)	(377)		(133)	(68)	(445)
Net income (loss)	$2,705	$744		$(67)	$(34)	$710

	Nine Months Ended September 30, 2015
	360 Longwood Avenue			1455/1515 Third Street		Total ARE Share
	100%	ARE’s 27.5% Share		100%	ARE’s 51% Share
Revenue	$14,624	$4,244	(2)	$346	$176	$4,420
Rental operations	(3,704)	(1,022)		(414)	(210)	(1,232)
	10,920	3,222		(68)	(34)	3,188
Interest	(1,027)	(284)		—	—	(284)
Depreciation and amortization	(2,502)	(876)		(397)	(203)	(1,079)
Net income (loss)	$7,391	$2,062		$(465)	$(237)	$1,825

(1)
Amounts include costs incurred directly by us outside of the joint ventures. We believe the information on our share of investments in unconsolidated joint ventures is useful information for investors as it provides our proportional share of the investments in real estate from all properties, including our share of the assets and liabilities of our unconsolidated joint ventures. This information also allows investors to estimate the impact of real estate investments and debt financing at the joint venture level.

(2)	Included development and property management fees earned.

(3)
Secured construction loan with aggregate commitments of $213.2 million, borrowings outstanding bear interest at LIBOR+3.75%, with a floor of 5.25%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

(4)	See page 39 for further detail of our unconsolidated joint venture development projects.

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Projected Capital Allocation and Construction Spending
September 30, 2015
(Dollars in thousands)

Capital Allocation Projected Construction and Acquisition Spending in 2015

Projected Construction Spending	Three Months Ending December 31, 2015
Development and redevelopment projects under construction:
Development (consolidated)	$120,000
Development (unconsolidated joint venture)	4,000
Redevelopment	11,000
Developments/redevelopments recently transferred to rental properties	27,500	(1)
Generic laboratory infrastructure/building improvement projects	21,000	(2)
Development and redevelopment projects under construction			183,500
Near-term value-creation projects			15,000			(3)
Value-creation projects			198,500
Non-revenue-enhancing capital expenditures and tenant improvements			3,500
Projected construction spending for the three months ending December 31, 2015 (midpoint)			$202,000

Full-Year Construction Spending Guidance	Year Ending December 31, 2015
Projected construction spending for the three months ending December 31, 2015 (range)			$177,000	–	227,000
Actual construction spending for the nine months ended September 30, 2015			358,351
Guidance range for the year ending December 31, 2015			$535,000	–	585,000

(1)
Includes spending for projects recently placed into service, including 11055/11065/11075 Roselle Street, 4757 Nexus Center Drive, and 1616 Eastlake Avenue East, that may require additional construction prior to occupancy, generally ranging from 15,000 to 30,000 RSF of the project plus amounts related to 75/125 Binney Street.

(2)	Includes, among others, 3535 General Atomics Court, 9373 Towne Centre Drive, 5810/5820/6175 Nancy Ridge Drive, 44 Hartwell Avenue, 19 Presidential Way, and 2525 East NC Highway 54.

(3)	See the overview of our near-term value-creation projects on pages 35, 36, and 43.

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Historical Construction Spending
September 30, 2015
(Dollars in thousands, except per square foot amounts)

Actual Construction Spending	Nine Months Ended September 30, 2015
Development	$229,990
Redevelopment	32,833
Predevelopment	27,602
Generic laboratory infrastructure/building improvement projects (1)	60,110
Asia	7,816
Total construction spending	$358,351

(1) Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures shown in the table below.

Non-Revenue-Enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Nine Months Ended September 30, 2015			Recent Average Per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$7,425	16,270,212	$0.46	$0.35

Tenant improvements and leasing costs:
Re-tenanted space	$7,630	514,223	$14.84	$13.47
Renewal space	10,073	1,215,016	8.29	6.73
Total tenant improvements and leasing costs/weighted-average	$17,703	1,729,239	$10.24	$8.38

(1)	Excludes amounts that are recoverable from client tenants, revenue-enhancing or related to properties that have undergone redevelopment.

(2)	Represents the average of the years ended December 31, 2011, through December 31, 2014, and the nine months ended September 30, 2015, annualized.

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Acquisitions
September 30, 2015
(Dollars in thousands)

					Gross Purchase Price							Unlevered
Property – Market/Submarket		Date Acquired	Number of Properties				Loan Assumption			Percentage		Average Cash Yield		Initial Stabilized Yield (Cash)		Initial Stabilized Yield
	Type								RSF	Leased	Negotiating
640 Memorial Drive – Greater Boston/Cambridge	Operating	1/21/15	1		$176,500		$82,000	(1)	225,504	100%	—%	6.8%		6.4%		7.5%
Alexandria Technology Square® (10% noncontrolling interest) – Greater Boston/Cambridge	Operating	1/21/15	N/A	(2)	108,250	(2)	—		1,181,635	100%	—%	6.1%	(3)	5.4%	(3)	6.1%	(3)
505 Brannan Street – San Francisco/SoMa	Land	4/30/15	—		34,000		—		315,000	100%	—%	TBD		TBD		TBD
1818 Fairview Avenue East – Seattle/Lake Union	Land	5/6/15	—		8,444	(4)	—		188,490	—%	—%	TBD		TBD		TBD
10290 Campus Point Drive – San Diego/ University Town Center	Redevelopment	7/1/15	1		105,000		—		304,326	100%	—%	7.6%		6.8%		7.0%
11 Hurley Street – Greater Boston/Cambridge	Redevelopment	9/15/15	1		5,908	(5)	—		59,000	—%	100%	TBD		TBD		TBD
			3		$438,102		$82,000		2,273,955

(1)	Represents a secured note payable with a contractual rate of 3.93% and a maturity date in 2023.

(2)
During the three months ended March 31, 2015, we executed an agreement to purchase the outstanding 10% noncontrolling interest in our 1.2 million RSF campus at Alexandria Technology Square® for $108.3 million. Upon execution of the purchase agreement, we recognized a liability representing the fair value of the aggregate consideration, primarily consisting of the $108.3 million purchase price. The first installment of $54.3 million was paid on April 1, 2015, and the second installment of $54.0 million is due on April 1, 2016.

(3)
We believe there is further upside in our projected returns as we anticipate significant rent growth from 81% of the leases contractually ending in the five years following the date of acquisition. Additionally, we believe we can increase our 1.2 million RSF campus by an additional 100,000 RSF and further increase NOI. The campus is currently 100% occupied and subject to a long-term ground lease. After considering the $108.3 million purchase of the outstanding 10% noncontrolling interest in this flagship campus and the anticipated near- and medium-term upside in NOI from rental rate growth and campus expansion, we estimate that we can enhance our unlevered yields on our aggregate investment in the campus over the next five years to 8.5% and 8.1% (cash basis).

(4)
We acquired this site for future development and the land parcel is subject to a long-term ground lease. The land parcel is located adjacent to one of our existing campuses in the Lake Union submarket.

(5)	We acquired this project for redevelopment and the property is subject to a long-term ground lease.

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Real Estate Investments in Asia
September 30, 2015
(Dollars in thousands)

	Number of Properties	ABR	Occupancy Percentage	Book Value (1)		Square Feet
Rental properties in China	2	$1,217	53.6%	$78,652		634,328
Rental properties in India	6	5,670	66.0	69,167		565,386
Rental properties in Asia	8	$6,887	59.4%	147,819		1,199,714

Land held for future development in India				77,261		6,419,707
Total investments in real estate in Asia				$225,080	(1)	7,619,421

(1)	Includes cumulative unrealized foreign currency translation losses of approximately $47.4 million as of September 30, 2015.

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Key Credit Metrics
September 30, 2015

Net Debt to Adjusted EBITDA (1)	Unencumbered NOI (2)

7.2x
7.4x
< 7.0x
< 6.5x
4Q14
3Q15
4Q15
Target
Target

79%

Fixed-Charge Coverage Ratio (1)	Liquidity (in millions)

(1)	Quarter annualized.

(2)	For the three months ended September 30, 2015.

(3)
Represents pro forma liquidity as of September 30, 2015, aggregating $1.2 billion, including a secured construction loan with aggregate commitments available for borrowing of $350.0 million that we closed in October 2015.

(4)
Total liquidity as of September 30, 2015, aggregating $855 million consisted of $76 million of cash and cash equivalents, $122 million of remaining construction loan commitments and $657 million available under our $1.5 billion Unsecured Senior Line of Credit.

(5)	See page 3 for assumptions on remainder asset sales and issuance of unsecured senior and other notes payable, which includes the secured construction loan in footnote (3) above.

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Summary of Debt
September 30, 2015

Debt maturities chart
(Dollars in millions)

(1)	In October 2015, we repaid a $76 million secured note payable with an effective interest rate of 5.73%.

Fixed-rate/hedged and unhedged variable-rate debt

(Dollars in thousands)	Fixed-Rate/Hedged Variable-Rate	Unhedged Variable-Rate	Total Consolidated	Percentage of Total Debt	Weighted-Average Interest Rate at End of Period (1)	Weighted-Average Remaining Term (in years)
Secured notes payable	$478,016	$295,603	$773,619	17.9%	4.23%	2.6
Unsecured senior notes payable	1,747,613	—	1,747,613	40.5	3.98	7.6
$1.5 billion unsecured senior line of credit	100,000	743,000	843,000	19.6	1.19	3.3
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	13.9	1.72	3.3
2021 Unsecured Senior Bank Term Loan	350,000	—	350,000	8.1	1.52	5.3
Total/weighted-average	$3,275,629	$1,038,603	$4,314,232	100.0%	2.97%	5.1
Percentage of total debt	76%	24%	100%

(1)
Represents the weighted-average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted-average interest rate excludes bank fees and amortization of loan fees.

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Summary of Debt (continued)
September 30, 2015
(Dollars in thousands)

	Stated Rate		Weighted-Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Periods Ending December 31,
Debt						2015	2016	2017	2018	2019	Thereafter	Total
Secured notes payable
Greater Boston, San Francisco, and San Diego	5.73%		5.73%	(3)		$466	$75,501	$—	$—	$—	$—	$75,967
Greater Boston, New York City, and San Diego	5.82		5.82	4/1/16		249	29,389	—	—	—	—	29,638
San Diego	5.74		3.00	4/15/16		45	6,916	—	—	—	—	6,961
San Francisco	L+1.40		1.59	6/1/16	(4)	—	20,714	—	—	—	—	20,714
San Francisco	L+1.50		1.69	7/1/16	(5)	—	47,385	—	—	—	—	47,385
San Francisco	6.35		6.35	8/1/16		662	126,715	—	—	—	—	127,377
Maryland	2.18		2.18	1/20/17		—	—	76,000	—	—	—	76,000
Greater Boston	L+1.35		1.54	8/23/17	(6)	—	—	151,504	—	—	—	151,504
San Diego, Seattle, and Maryland	7.75		7.75	4/1/20		404	1,696	1,832	1,979	2,138	104,352	112,401
San Diego	4.66		4.66	1/1/23		354	1,464	1,540	1,614	1,692	31,674	38,338
Greater Boston	3.93		3.10	3/10/23		—	—	—	1,091	1,505	79,404	82,000
San Francisco	6.50		6.50	7/1/36		1	19	20	22	23	728	813
Unamortized premiums						184	610	573	588	595	1,971	4,521
Secured notes payable weighted-average/subtotal	4.35%		4.23			2,365	310,409	231,469	5,294	5,953	218,129	773,619

2019 Unsecured Senior Bank Term Loan	L+1.20%		1.72	1/3/19		—	—	—	—	600,000	—	600,000
2021 Unsecured Senior Bank Term Loan	L+1.10%		1.52	1/15/21		—	—	—	—	—	350,000	350,000
$1.5 billion unsecured senior line of credit	L+1.10%	(7)	1.19	1/3/19		—	—	—	—	843,000	—	843,000
Unsecured senior notes payable	2.75%		2.79	1/15/20		—	—	—	—	—	400,000	400,000
Unsecured senior notes payable	4.60%		4.61	4/1/22		—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23		—	—	—	—	—	500,000	500,000
Unsecured senior notes payable	4.50%		4.51	7/30/29		—	—	—	—	—	300,000	300,000
Unamortized discounts						(83)	(337)	(350)	(362)	(375)	(880)	(2,387)
Unsecured debt weighted-average/subtotal			2.69			(83)	(337)	(350)	(362)	1,442,625	2,099,120	3,540,613
Weighted-average/total			2.97%			$2,282	$310,072	$231,119	$4,932	$1,448,578	$2,317,249	$4,314,232

Balloon payments						$—	$304,999	$227,504	$—	$1,443,000	$2,304,466	$4,279,969
Principal amortization						2,282	5,073	3,615	4,932	5,578	12,783	34,263
Total consolidated debt						$2,282	$310,072	$231,119	$4,932	$1,448,578	$2,317,249	$4,314,232

Fixed-rate/hedged variable-rate debt						$2,282	$241,973	$3,615	$4,932	$705,578	$2,317,249	$3,275,629
Unhedged variable-rate debt						—	68,099	227,504	—	743,000	—	1,038,603
Total consolidated debt						$2,282	$310,072	$231,119	$4,932	$1,448,578	$2,317,249	$4,314,232

(1)
Represents the weighted-average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted-average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	In October 2015, we repaid this secured note payable.

(4)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(5)	We have an option to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(6)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(7)
Our unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the applicable margin of LIBOR+1.10%. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments outstanding.

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Summary of Debt (continued)
September 30, 2015
(Dollars in thousands)

Secured construction loans
Property – Market/Submarket	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitments	Total Commitments
269 East Grand Avenue – San Francisco/South San Francisco	L+1.40%	6/1/16	(1)	$20,714	$15,286	$36,000
259 East Grand Avenue – San Francisco/South San Francisco	L+1.50%	7/1/16	(2)	47,385	7,615	55,000
75/125 Binney Street – Greater Boston/Cambridge	L+1.35%	8/23/17	(3)	151,504	98,896	250,400
As of September 30, 2015				$219,603	$121,797	$341,400
Loan closed in October
50/60 Binney Street – Greater Boston/Cambridge (4)	L+1.50%	1/28/19		$—	$350,000	$350,000

(1)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(2)	We have an option to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(3)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(4)
In October 2015, closed a secured construction loan with aggregate commitments available for borrowing of $350.0 million, for our 98% leased development project at 50/60 Binney Street in our Cambridge submarket, which bears interest at a rate of LIBOR+150 bps.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	44%	≤ 60.0%	39.5%
Secured Debt to Total Assets	≤ 40%	8%	≤ 45.0%	7.0%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.6x	≥ 1.50x	3.21x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	219%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	45.4%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.56x

Interest rate swap agreements
		Number of Contracts	Weighted-Average Interest Pay Rate (1)	Fair Value as of 9/30/15	Notional Amount in Effect as of
Effective Date	Maturity Date				9/30/15	12/31/15	12/31/16	12/31/17
December 31, 2014	March 31, 2016	3	0.53%	$(627)	$500,000	$500,000	$—	$—
March 31, 2015	March 31, 2016	7	0.42%	(331)	450,000	450,000	—	—
September 1, 2015	March 31, 2017	2	0.57%	(85)	100,000	100,000	100,000	—
March 31, 2016	March 31, 2017	11	1.15%	(5,149)	—	—	1,000,000	—
March 31, 2017	March 31, 2018	11	1.51%	(2,487)	—	—	—	650,000
				$(8,679)	$1,050,000	$1,050,000	$1,100,000	$650,000

(1)
In addition to the interest pay rate for each swap agreement, interest is also payable at an applicable margin for borrowings outstanding as of September 30, 2015. Borrowings under our 2019 Unsecured Senior Bank Term Loan include an applicable margin of 1.20% and borrowings outstanding under our 2021 Unsecured Senior Bank Term Loan and our unsecured senior line of credit include applicable margins of 1.10%.

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Definitions and Reconciliations
September 30, 2015

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Our computation of non-GAAP measures may not be comparable to similar measures reported by other companies. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Net income (loss)	$39,699	$38,430	$25,008	$(6,030)	$35,943	$103,137	$112,808
Interest expense:
Consolidated	27,679	26,668	23,236	22,188	20,555	77,583	57,111
Our share of unconsolidated JVs	242	38	4	35	—	284	—
Interest expense	27,921	26,706	23,240	22,223	20,555	77,867	57,111
Income taxes	1,392	1,324	1,122	—	—	3,838	—
Depreciation and amortization:
Consolidated	67,953	62,171	58,920	57,973	58,388	189,044	166,123
Our share of unconsolidated JVs	445	352	282	329	—	1,079	—
Depreciation and amortization	68,398	62,523	59,202	58,302	58,388	190,123	166,123
EBITDA	137,410	128,983	108,572	74,495	114,886	374,965	336,042
Stock compensation expense	5,178	4,054	3,690	4,624	3,068	12,922	9,372
Loss on early extinguishment of debt	—	189	—	—	525	189	525
Gain on sale of real estate:
Rental properties	—	—	—	(1,838)	—	—	—
Land parcels	—	—	—	(5,598)	(8)	—	(805)
Impairment of real estate	—	—	14,510	51,675	—	14,510	—
Adjusted EBITDA	$142,588	$133,226	$126,772	$123,358	$118,471	$402,586	$345,134

EBITDA represents earnings before interest, taxes, depreciation, and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our operations, including our unconsolidated joint ventures, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and impairments.

Adjusted EBITDA margins

Our total revenues exclude revenues from discontinued operations, and for the purposes of calculating the Adjusted EBITDA margin ratio, we exclude Adjusted EBITDA generated by our discontinued operations to improve the consistency and comparability from period to period.

The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended					Nine Months Ended
(Dollars in thousands)	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Adjusted EBITDA	$142,588	$133,226	$126,772	$123,358	$118,471	$402,586	$345,134
Add back: operating loss from discontinued operations	—	—	43	116	180	43	489
Adjusted EBITDA – excluding discontinued operations	$142,588	$133,226	$126,815	$123,474	$118,651	$402,629	$345,623

Revenues:
Consolidated	$218,610	$204,156	$196,753	$188,674	$185,615	$619,519	$538,203
Our share of unconsolidated JVs	1,875	1,324	—	—	—	3,199	—
Revenues	$220,485	$205,480	$196,753	$188,674	$185,615	$622,718	$538,203

Adjusted EBITDA margins	65%	65%	64%	65%	64%	65%	64%

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Definitions and Reconciliations (continued)
September 30, 2015

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance. AFFO excludes certain items that are not representative of our operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance. We believe that net income (loss) attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO. We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs. However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs. AFFO should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our development and redevelopment projects under construction. These projects are focused on providing high-quality, generic and reusable science and technology space to meet the real estate requirements of and are reusable by a wide range of client tenants. We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. Upon completion, each value-creation project is expected to generate significant revenues and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality science and technology entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Development projects consist of the ground-up development of generic and reusable facilities. We generally will not commence new development projects for aboveground construction of Class A science and technology space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities. Redevelopment projects consist of the permanent change in use of office, warehouse and shell space into science and technology space.

Land undergoing predevelopment activities (CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of construction of aboveground building improvements. If aboveground construction is not initiated at completion of predevelopment activities, the land parcel will be classified as land held for future development. Our objective with predevelopment is to reduce the time it takes to place projects into service with prospective client tenants.

We are required to capitalize project costs, including interest, property taxes, insurance and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress. Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation and other costs to prepare the site for construction of aboveground building improvements.

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes and other costs related to these assets are expensed as incurred.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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Definitions and Reconciliations (continued)
September 30, 2015

Fixed-charge coverage ratio

The fixed-charge coverage ratio is a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Adjusted EBITDA	$142,588	$133,226	$126,772	$123,358	$118,471

Interest expense	$27,921	$26,706	$23,240	$22,188	$20,555
Capitalized interest:
Consolidated	8,436	8,437	10,971	11,665	12,125
Our share of unconsolidated JVs	641	617	588	—	—
Capitalized interest	9,077	9,054	11,559	11,665	12,125
Amortization of loan fees:
Consolidated	(2,625)	(2,889)	(2,834)	(2,819)	(2,786)
Our share of unconsolidated JVs	(32)	(32)	(1)	(3)	—
Amortization of loan fees	(2,657)	(2,921)	(2,835)	(2,822)	(2,786)
Amortization of debt premiums (discounts)	100	100	82	(17)	36
Cash interest	34,441	32,939	32,046	31,014	29,930
Dividends on preferred stock	6,247	6,246	6,247	6,284	6,471
Fixed charges	$40,688	$39,185	$38,293	$37,298	$36,401

Fixed-charge coverage ratio:
– quarter annualized	3.5x	3.4x	3.3x	3.3x	3.3x
– trailing 12 months	3.4x	3.3x	3.3x	3.3x	3.3x

Funds from operations and funds from operations, as adjusted

FFO is a widely used non-GAAP financial measure among equity REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that FFO, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures and capital market transactions. We compute FFO in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance. Impairment write-downs of depreciable real estate are added back to net income for our computation of FFO, in accordance with NAREIT guidance. We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, land parcels, impairments of investments, and the amount of such items that is allocable to our unvested restricted stock awards. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property. Our initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis. Our estimates for initial yields, initial yields on a cash basis, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield: reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis): reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA
Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Effective 1Q15 our calculation includes our share of unconsolidated joint venture debt. The following table reconciles net debt to Adjusted EBITDA:

(Dollars in thousands)	9/30/15		6/30/15		3/31/15		12/31/14		9/30/14
Secured notes payable:
Consolidated	$773,619		$771,435		$760,476		$652,209		$636,825
Our share of unconsolidated JVs	48,215		46,896		45,778		—		—
Secured notes payable	821,834		818,331		806,254		652,209		636,825
Unsecured senior notes payable	1,747,613		1,747,531		1,747,450		1,747,370		1,747,290
Unsecured senior line of credit	843,000		624,000		421,000		304,000		142,000
Unsecured senior bank term loans	950,000		950,000		975,000		975,000		975,000
Cash and cash equivalents:
Consolidated	(76,383)		(68,617)		(90,641)		(86,011)		(67,023)
Our share of unconsolidated JVs	(7,231)		(4,006)		(5,186)		—		—
Cash and cash equivalents	(83,614)		(72,623)		(95,827)		(86,011)		(67,023)
Less: restricted cash	(36,993)		(44,191)		(56,704)		(26,884)		(24,245)
Net debt	$4,241,840		$4,023,048		$3,797,173		$3,565,684		$3,409,847
Adjusted EBITDA:
– quarter annualized	$570,352		$532,904		$507,088		$493,432		$473,884
– trailing 12 months	$525,944		$501,827		$481,743		$468,492		$457,498
Net debt to Adjusted EBITDA:
– quarter annualized	7.4	x	7.5	x	7.5	x	7.2	x	7.2	x
– trailing 12 months	8.1	x	8.0	x	7.9	x	7.6	x	7.5	x

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Definitions and Reconciliations (continued)
September 30, 2015

NOI

The following table reconciles income from continuing operations to total NOI from continuing operations:

	Three Months Ended		Nine Months Ended
(In thousands)	9/30/15	9/30/14	9/30/15	9/30/14
Income from continuing operations	$39,699	$36,115	$103,180	$112,492
Add back:
General and administrative	15,143	12,609	44,519	39,669
Interest expense	27,921	20,555	77,867	57,111
Depreciation and amortization	68,398	58,388	190,123	166,123
Impairment of real estate	—	—	14,510	—
Loss on early extinguishment of debt	—	525	189	525
	111,462	92,077	327,208	263,428
NOI from continuing operations	$151,161	$128,192	$430,388	$375,920

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss on early extinguishment of debt, impairment of real estate, depreciation and amortization, interest expense and general and administrative expense, including our share from our unconsolidated joint ventures. We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets, including our share from our unconsolidated joint ventures. NOI on a cash basis is NOI, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates rental rates, and operating costs, which provides perspective not immediately apparent from income from continuing operations. NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income. NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, nor as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, including any unconsolidated joint ventures, that were fully operating for the entirety of the comparative periods presented separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented and the liquidation value of the series D cumulative convertible preferred stock.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

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Definitions and Reconciliations (continued)
September 30, 2015

Unencumbered NOI as a percentage of total NOI from continuing operations

Unencumbered NOI as a percentage of total NOI from continuing operations is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level. We use unencumbered NOI as a percentage of total NOI from continuing operations in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations. Unencumbered NOI is derived from assets classified in continuing operations, including our share from unconsolidated joint ventures, which are not subject to any mortgage, deed of trust, lien or other security interest as of the period for which income is presented.

	Three Months Ended					Nine Months Ended
(Dollars in thousands)	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Unencumbered NOI	$118,889	$110,820	$111,957	$111,741	$108,155	$341,666	$315,202
Encumbered NOI	32,272	32,017	24,433	20,970	20,037	88,722	60,718
NOI from continuing operations	$151,161	$142,837	$136,390	$132,711	$128,192	$430,388	$375,920
Unencumbered NOI as a percentage of total NOI	79%	78%	82%	84%	84%	79%	84%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of effective interest rate swap agreements and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Weighted-average interest rate	3.34%	3.45%	3.54%	3.69%	3.73%

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